As filed with the Securities and Exchange Commission on September 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Mega Matrix Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Level 21, 88 Market Street

CapitaSpring

Singapore 048948

(650) 340-1888

(Address and telephone number of Registrant’s principal executive offices))

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: 212-947-7200

(Name, address, and telephone number of agent for service)

Copies to:

John P. Yung, Esq.

Daniel B. Eng, Esq.

Lewis Brisbois Bisgaard & Smith LLP

45 Fremont Street, Suite 3000
San Francisco, CA 94105
Telephone No.: (415) 362-2580

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2025

PROSPECTUS

Mega Matrix Inc.

$2,000,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

by Mega Matrix Inc.

This prospectus relates to the offer and sale of our Class A ordinary shares, par value $0.001 per share (“Class A Ordinary Shares” or “Class A Shares”); preferred shares; debt securities; warrants to purchase Class A Ordinary Shares, preferred shares or debt securities; or units consisting of Class A Ordinary Shares, preferred shares, debt securities or warrants, or any other combination of these securities from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $2,000,000,000. Unless otherwise indicated, reference to dollars shall mean United States dollars.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus before you invest in any of our securities.

Our Class A Ordinary Shares are listed on the NYSE American under the symbol “MPU.” On September 3, 2025, the last reported sales price of our Class A Ordinary Shares was $1.83 per share.

As of the date of this prospectus, our authorized share capital consists of Class A Ordinary Shares, par value $0.001 per share, Class B ordinary shares, par value $0.001 per share (“Class B Ordinary Shares” or “Class B Shares”), Class C ordinary shares, par value $0.001 per share (“Class C Ordinary Shares” or “Class C Shares”) and preferred shares, par value $0.001 per share. Holders of Class A Ordinary Shares, Class B Ordinary Shares, and Class C Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A Ordinary Share will be entitled to one (1) vote, each Class B Ordinary Share will be entitled to one hundred (100) votes, and each Class C Ordinary Share will be entitled to fifty (50) votes. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share or one (1) Class C Ordinary Shares at any time by the holder thereof, and each Class C Ordinary Shares is convertible into one (1) Class A Ordinary Share. See “Description of Share Capital.”

As of the date of this prospectus, our chairperson, chief executive officer and president, Mr. Yuchen Hu, holds 90,000 Class A Ordinary Shares and 5,933,700 Class B Ordinary Shares, representing a combined 91.94% voting power, which provides Mr. Hu with control over a majority of the combined voting power of all our Class A Ordinary Shares and Class B Ordinary Shares, and therefore will be able to control all matters submitted to our stockholders for approval until a significant portion of such outstanding Class B Ordinary Shares he holds are converted into Chass A Ordinary Shares or Class C Ordinary Shares, as further described in “Description of Share Capital”.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THIS PROSPECTUS, THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 4, 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are incorporated by reference. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should read these factors and the other cautionary statements made in this prospectus and in the documents which we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

●	our ability to purchase Bitcoin (“BTC”), Ethereum (“ETH” or “Ether”), or Ethena governance token (“ENA”) at the price that we want;

●	our ability to reinitiate the ETH staking business,

●	our ability to implement the strategic expansion into the stablecoin sector,

●	our ability to obtain additional financing in the future to fund capital expenditures and our digital assets treasury reserve strategy and ability to create value;

●	whether BTC, ETH, stablecoins, and other crypto assets will be accepted by the investment community as form of investment or medium digital currency;

●	our ability to secure sufficient funding to support our current and proposed operations;

●	our ability to manage our working capital requirements efficiently;

●	the possibility that any of our new lines of businesses do not perform or operate as anticipated;

●	the impact of certain industry trends on our performance;

●	our ability and our customers’ ability to comply with applicable government and regulatory requirements in the numerous jurisdictions in which we and our customers operate;

●	our cyber vulnerabilities and the anticipated effects on us if a cybersecurity threat or incident were to materialize;

●	general economic, market, political and regulatory conditions, including anticipated changes in these conditions and the impact of such changes on customer demand and other facets of our business;

●	the impact of any of the foregoing on the prevailing market price and trading volume of our Class A Ordinary Shares;

●	the ongoing development of our short drama streaming business and our ability to continue development of our short drama streaming business model outside of the United States;

●	our ability to continue to be in compliance with the development of applicable regulatory regulations in connection with data, intellectual property and short video industry; and

●	our ability and our film makers’ ability to comply with applicable government and regulatory requirements in the numerous jurisdictions in which we and our film makers operate.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference and file as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $2,000,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find Additional Information” and/or “Incorporation of Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Except where the context otherwise requires or where otherwise indicated, the terms “MPU Cayman,” the “Company,” “we,” “us,” “our,” “our company” and “our business” refer to Mega Matrix Inc. together with its consolidated subsidiaries as a consolidated entity.

CERTAIN DEFINED TERMS AND MATERIAL CHANGES

On October 8, 2024, Mega Matrix Inc. (“MPU Cayman”), Mega Matrix Corp., a Delaware corporation (“MPU DE”), and MPU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MPU Cayman (“MPU Merger Sub”) effected a redomicile merger (the “Redomicile Merger”). As a result, MPU Merger Sub merged with and into MPU DE, with MPU DE surviving as a wholly-owned subsidiary of MPU Cayman, pursuant to the Third Amended and Restated Agreement and Plan of Merger, dated May 31, 2024 (“Merger Agreement”), which Merger Agreement was approved by MPU DE stockholders on September 25, 2024 (“Redomicile Merger”).

After the Redomicile Merger, MPU DE, together with its subsidiaries, owns and continues to its business in substantially the same manner as it was being conducted. MPU Cayman is managed by the same board of directors and executive officers that manage MPU DE prior to the Redomicile Merger, with the directors to serve until such time as they are removed from office by ordinary resolution of the shareholders or by a resolution of the board of directors.

Pursuant to the Redomicile Merger and as approved by the NYSE American, MPU Cayman’s Class A Shares are now listed on the NYSE American under the symbol “MPU.” The CUSIP/ISIN number relating to the Class A Shares of MPU Cayman is G6005C 108/ KYG6005C1087.

On August 15, 2025, the Company convened its Extraordinary General Meeting in Singapore. At the Extraordinary General Meeting, shareholders: (1) approved a proposal, as an ordinary resolution, to increase the share capital to US$1,110,000, divided into: (i) 1,000,000,000 class A ordinary shares of par value US$0.001 each, (ii) 50,000,000 class B ordinary shares of par value US$0.001 each, (iii) 50,000,000 class C ordinary shares of par value US$0.001 each, and (iv) 10,000,000 preferred shares of par value US$0.001 each, by an addition of 900,000,000 class A ordinary shares of par value US$0.001 each, and 40,000,000 class B ordinary shares of par value US$0.001 each, and the creation of a new share class comprising of 50,000,000 class C ordinary shares of par value US$0.001 each, with the rights and privileges as set out in the proposed Third Amended and Restated Memorandum and Articles of Association of the Company with immediate effect (“Increase of Authorized Share Capital”); and (2) approved a proposal, as a special resolution, that subject to (i) the Increase of Authorized Share Capital taking effect and (ii) the sole shareholder of the class B ordinary shares of the Company consenting to the variation of class rights of such class B ordinary shares in accordance with the Second Amended and Restated Memorandum and Articles of Association of the Company as adopted by special resolution passed on May 30 2024.

Except where the context otherwise requires and for the purposes of this registration statement only:

●	“Company,” “we,” “MPU Cayman,” “us,” and “our” refer to the combined business of Mega Matrix Inc., and its consolidated subsidiaries, except where expressly noted otherwise or the context otherwise requires;

●	“Class A Shares” means Class A Ordinary Shares of MPU Cayman with a par value of $0.001 and entitled to one (1) vote per share;

●	“Class B Shares” means Class B Ordinary Shares of MPU Cayman with a par value of $0.001 and entitled to one hundred (100) votes per share;

●	“Class C Shares” means Class C Ordinary Shares of MPU Cayman with a par value of $0.001 and entitled to fifty (50) votes per share;

●	“Digital Asset” refers to any computer-generated math-based and/or cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Cryptocurrency and stablecoin represent a type of digital asset;

●	“Exchange Act” refers the Securities Exchange Act of 1934, as amended;

●	“FunVerse” refers to the Company’s wholly-owned subsidiary FunVerse Holding Limited, a company incorporated under the laws of British Virgin Islands company;

●	“MPU Cayman” refers to Mega Matrix Inc., formerly known as Marsprotocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned-subsidiary of the Company;

●	“MPU Merger Sub” refers to MPU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MPU Cayman;

●	“Ordinary Shares” means Class A Shares, Class B Shares and Class C Shares;

●	“SEC” refers to the Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“StaaS” refers to staking as a service; and

●	“Yuder” refers to FunVerse wholly-owned subsidiary Yuder Ptd, Ltd., a Company incorporated under the laws of Singapore.

IMPLICATIONS OF BEING AN “EMERGING GROWTH COMPANY”

AND A “FOREIGN PRIVATE ISSUER”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an “emerging growth company,” we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

●	We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

●	We are also considered a “foreign private issuer” within the meaning of the rules under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

●	The annual report filed on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025 (the “Form 20-F”);

●	The description of the securities contained in Registrant’s current report on Form 6-K, filed with the Commission on August 15, 2025 (with respect to Exhibit 4.(vi)); and;

●	Our reports on Form 6-K furnished to the SEC on February 18, 2025, May 1, 2025 (with respect to Exhibit 99.1), June 3, 2025, June 24, 2025, June 25, 2025, June 30, 2025, July 2, 2025, July 25, 2025, August 5, 2025, August 15, 2025, August 25, 2025, August 27, 2025 and September 4, 2025; and

●	With respect to each offering of securities under this prospectus, all of our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus.

The Form 20-F contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to Carol Wang, our secretary and chief financial officer:

88 Market Street, Level 21

CapitaSpring

Singapore 048948

+65 6914 98

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

OUR COMPANY

Overview

The Company is a holding company incorporated in Cayman Islands and headquartered in Singapore. The Company recently undertook a significant strategic shift to aim to become one of the world’s largest publicly traded companies to adopt stablecoin governance tokens, such as Ethena governance tokens (“ENA”), as its primary treasury reserve asset. This strategy reflects the Company’s commitment to align the corporate treasury with the future of stablecoins and digital capital. In addition, the Company also operates FlexTV, a short-drama streaming platform and producer of short dramas, through Yuder Pte, Ltd., an indirect wholly owned subsidiary of the Company. Our principal executive office is located at Level 21, 88 Market Street, CapitaSpring, Singapore 048948, (650) 340-1888. Our website is www.megamatrix.io. The information on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus. Our agent in the United States is COGENCY GLOBAL INC., 122 East 42nd Street, 18th Floor, New York, NY 10168, (212) 947-7200.

The following diagram illustrates our corporate structure as of the date hereof.

Our business

Stablecoin Governance Tokens Treasury Reserve Strategy

On August 21, 2025, the Board of Directors of the Company (the “Board”) adjusted our digital assets treasury reserve policy, to emphasize stablecoin governance tokens (e.g., ENA) to serve as our primary treasury reserve asset on a go-forward basis, subject to market conditions and anticipated needs of the business. As a result of our revised digital assets treasury reserve policy, we may purchase or sell stablecoin governance tokens to adjust our holdings. In addition, depending on market conditions, we may continue to purchase, hold, or sell BTC, ETH, and other digital assets as well as continue with our staking business.

Amid increasingly clear regulatory frameworks for stablecoins, we believe that this sector is entering into a phase of accelerated development. As multiple countries introduce regulations and integrate stablecoins into their financial systems, the issuance volume of stablecoins is poised for exponential growth.

A key aspect of our stablecoins governance tokens treasury strategy is to raise capital to be used to increase our positions in stablecoins governance tokens in a manner which is accretive to shareholders. We plan to allocate the financing proceeds primarily to build a digital token asset allocation with a focus on developing corporate treasury strategy based on stablecoins and governance tokens. This can come in the form of equity, equity-linked debt, or other forms of offerings designed to maximize shareholder exposure to stablecoins governance tokens within a prudent risk management framework. We have not set a specific target for the maximum amount of stablecoins governance tokens we seek to hold.

FlexTV Operations

Through Yuder, we now operate FlexTV, a short drama streaming platform based in Singapore that produces English, Japanese and Thai dramas that are also translated into different languages for our users that are spread across various parts of the world such as Europe, America, and Southeast Asia. In addition to creating original dramas, Yuder also acquires third party content licenses which it then translates and distributes on is FlexTV platform.

FlexTV has already formed a mature content business model that integrates content production, distribution, and operation. Short drama content on the FlexTV platform is divided into two categories: one category consists of dramas in which we participate in the scripts creation and drama production, primarily in English, Japanese and Thai, and the other category consists of translated dramas, where we purchase the copyrights of completed high-quality short dramas from third parties and then translate them into 14 languages, including but not limited to, English, Spanish, Portuguese, Japanese, Korean, French, Arabic and Thai. As of the date hereof, FlexTV’s content library consisted of approximately 560 short dramas, spanning over 2,400 multi-language titles across 15 languages. Among these, around 90 short dramas are self-produced, with half of them originally in English.

A typical timeline for launching one short drama product is divided into three stages. The first stage is the script polishing period, which lasts approximately 15-30 days. The second stage is the filming and post-production stage, which lasts around 14-30 days. The third stage is the release stage, primarily lasting within 30-60 days.

FlexTV is strategically strengthening its script acquisition capabilities through a dual approach: developing in-house content production teams and partnering with top-tier scriptwriting studios. This ensures a steady and consistent pipeline of high-quality scripts. We have strict criteria for selecting short drama studios and their scripts. First, we integrate user research in the topic and script stages with internal original production and external procurement. Then, in the matching production studios and evaluation stage, we establish a stable producing process, efficient editing, and a hit production experience. This approach ensures a stable industrialized supply of content. Intensified competition, driven by a surge of new entrants and limited availability of high-quality production teams, production cost for English short dramas have nearly doubled in around one year, soaring from around $100,000 per drama by early 2024 to $200,000 per drama in early 2025.

Our revenue is primarily driven by two key streams: top-ups and membership fees for content streaming services and advertising, which involve ads displayed within our FlexTV streaming platform.

We offer a variety of streaming top-up and membership plans, the price of which varies by country and the features of the plan. Users typically can watch about five (5) to ten (10) episodes of each short drama on our platform for free. To continue watching, they will need to become subscription members or top up their account to acquire in-app coins on our platform, which are then used to continue viewing the short dramas. Users can also earn in-app coins to watch short dramas by completing daily and new user tasks, such as watching ads, inviting friends, and sharing FlexTV on Facebook and TikTok. The in-app coins can only be used on our platform and are not transferrable. Users can subscribe to FlexTV memberships on a weekly, monthly, or annual basis, and during the membership subscription period, users will have unlimited access to view any short drama on FlexTV. We measure monetization of our platform by calculating the return on investment (‘ROI”) per drama and the average revenue per active user (“ARPU”), which we believe represents the inherent value of our business model.

In addition, in the three months ended September 30, 2024, the Company launched its content licensing business where it licenses its self-produced short dramas to third party platform providers and allow the platform to distribute the short dramas for an agreed period of time. This allows the Company to leverage its content library that it is developing from its self-produced short dramas.

Our business success hinges on navigating the growing and competitive short drama market by continuously innovating in content creation and market promotion. Quality, compliant content remains crucial, and we are expanding beyond emotional dramas to explore diverse themes—like suspense, comedy, sci-fi, and historical dramas—to attract a broader audience and meet evolving viewer demands. Strengthening customer engagement through improved user experience and platform functionality is essential for retention and profitability. Additionally, we rely on suppliers for innovative scripts, efficient production, and technical support, while leveraging AI technology across all production stages to enhance efficiency and reduce costs, ensuring sustained growth and profitability.

Intellectual Property

The protection of our technology and intellectual property is an important aspect of our business. We currently rely upon a combination of trademarks, trade secrets, copyrights, nondisclosure contractual commitments, and other legal rights to establish and protect our intellectual property.

As of July 31, 2025, we held two (2) pending trademarks in Japan, two (2) pending ones in Indonesia and two (2) pending ones in Thailand. We held one (1) registered trademark in Japan, one (1) registered one in Indonesia, two (2) registered ones in Hong Kong, one (1) registered one in United States, four (4) registered ones in United Kingdom and three (3) registered ones in Singapore. As of July 31, 2025, we have submitted the copyrights registration for forty-six (46) self-produced English dramas in the U.S., with twenty-one (21) successfully registered and twenty-five (25) still pending.

We will evaluate our development efforts to assess the existence and patentability of new intellectual property. To the extent that it is feasible, we will file new patent applications with respect to our technology and trademark applications with respect to our brands.

Human Capital Resources

As of July 31, 2025, we had around 140 individuals, including 19 full-time employees and the remainder being indirect contractors. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good. In addition to our direct employment, Yuder has engaged over 121 indirect contractors through a services agreement with a third-party company based in Asia. This agreement, entered into in November 2023 provides a cost-efficient way to support FlexTV operations on an as-needed basis. The number of indirect contractors is still increasing with the development of FlexTV. This strategy provides flexibility in managing our workforce.

International Markets

FlexTV is available in more than 100 countries. Our production teams film in various locations including, but not limited to, United States, Mexico, Australia, Thailand, and Philippines. We will continue to expand our international markets and collaborate with local partners in each major market.

Recent Corporate Developments

On April 2025, we officially formed AIFLIX LLC as part of a joint venture with Wardour Studios Inc., a leading Hollywood production and digital-effects studio specializing in next-generation content creation, for AI-generated short drama production. Using proprietary AI tools, created by Wardour Studios, the joint venture aims to drive the seamless integration of artificial intelligence (AI) into short-form narrative production, co-developing AI-generated short drama series for global audiences.

On May 28, 2025, the Company’s Board of Directors approved the purchase of Bitcoin and/or Ethereum to hold as a treasury reserve asset, and on June 25, 2025, the Company announced the purchase of 12 Bitcoins as part of its treasury strategy at an average price of approximately $105,554 per Bitcoin (inclusive of fees and expenses), since the end of May.

On May 30, 2025, Mega Matrix Inc. (the “Company”) convened its annual general meeting of shareholders (“Annual General Meeting”) at which time the shareholders passed an ordinary resolution, to consolidate all of the Company’s Class A ordinary shares and Class B ordinary shares, each with a par value of USD 0.001, in the authorized share capital (including all issued and unissued shares) (collectively, the “Shares”), by consolidating every 20 Shares of the Company, or such lesser whole number of Shares (but not fewer than 3) as the Board may determine in its sole discretion, into 1 Share of the Company (the “Share Consolidation”). The consolidated Shares shall have the same rights and be subject to the same restrictions (except with respect to par value) as the existing Shares of the same class, as set forth in the Company’s memorandum and articles of association. The Share Consolidation shall be subject to the approval of the Board and shall become effective as of the date determined by the Board in its sole discretion. As of the date of this prospectus, the Board has yet to implement the Share Consolidation.

On June 27, 2025, the Board appointed Mr. Yaman Demir as an executive director of the Board. Mr. Yaman Demir, age 44, is a seasoned digital asset investor with a proven track record of successful exits across 20+ crypto projects. His investment portfolio spans key sectors including DeFi, NFT infrastructure, Layer1 network and stable coins.

On July 2, 2025, the Company provided an update to its business strategy. Given recent clarity in the regulatory landscape for cryptocurrency, including the recently passed GENIUS Act of 2025, on July 1, 2025. the Board approved to restart its Ethereum (“ETH”) staking business and the exploration of a broader Web3-focused strategy. The Company had previously engaged in ETH staking beginning in 2022, which was discontinued in 2024 due to regulatory uncertainty, and has developed relevant expertise and operational experience in Ethereum staking during that period of operations. Through staking, the Company earns rewards that can be reinvested into ETH or used for general corporate purposes. The Company believes that its strategy to reinstate its ETH staking business will enhance long-term shareholder value. Under the updated strategy, the Company will not build or operate its own staking platform but will instead conduct self-staking exclusively through third-party certified providers, such as Anchorage or other institutional-grade staking services. The Company will safeguard its ETH using established custodians, including Anchorage and Cactus Wallet. As of the date hereof, the Company holds 40 ETH.

On July 24, 2025, the Company signed and closed a Securities Purchase Agreement (the “Agreement”) with certain accredited investors pursuant to which the investors, severally and not jointly, agreed, subject to certain terms and conditions of the Agreement, to purchase an aggregate of 16,000,000 Class A Ordinary Shares for an aggregate purchase price of $16,000,000, or $1.00 per Class A Ordinary Share, the proceeds of which will provide a solid capital foundation for our digital asset treasury strategy. In connection with this offering, on July 17, 2025, the Company entered into a Finder’s Agreement with Web3 Capital Limited, a company formed under the laws of Cayman Islands (the “Finder”). Under the Finder’s Agreement, the Finder was engaged on a non-exclusive basis to introduce potential subscribers that are non-U.S. Persons (as defined in Regulation S) to the offering. The Company has agreed to a fee, to be paid in Class A Ordinary Shares, equal to 5% of the Class A Shares subscribed by the investors introduced by the Finder. Upon the closing of the offering, the Company issued 785,000 Class A Ordinary Shares to the Finder under the Finder’s Agreement. In addition, pursuant to a prior engagement letter with H.C. Wainwright & Co. (“Wainwright”), the Company agreed to pay Wainwright a cash fee equal to 3% of the aggregate gross proceeds raised in the offering that is in excess of $5,000,000. Wainwright acted as financial advisor to the Company and has not been engaged in the solicitation or distribution of the offering.

On August 15, 2025, the Company convened its Extraordinary General Meeting in Singapore. At the Extraordinary General Meeting, shareholders: (1) approved a proposal, as an ordinary resolution, to increase the share capital to US$1,110,000, divided into: (i) 1,000,000,000 class A ordinary shares of par value US$0.001 each, (ii) 50,000,000 class B ordinary shares of par value US$0.001 each, (iii) 50,000,000 class C ordinary shares of par value US$0.001 each, and (iv) 10,000,000 preferred shares of par value US$0.001 each, by an addition of 900,000,000 class A ordinary shares of par value US$0.001 each, and 40,000,000 class B ordinary shares of par value US$0.001 each, and the creation of a new share class comprising of 50,000,000 class C ordinary shares of par value US$0.001 each, with the rights and privileges as set out in the proposed Third Amended and Restated Memorandum and Articles of Association of the Company with immediate effect (“Increase of Authorized Share Capital”); and (2) approved a proposal, as a special resolution, that subject to (i) the Increase of Authorized Share Capital taking effect and (ii) the sole shareholder of the class B ordinary shares of the Company consenting to the variation of class rights of such class B ordinary shares in accordance with the Second Amended and Restated Memorandum and Articles of Association of the Company as adopted by special resolution passed on May 30 2024.

On August 21, 2025, the Board of Directors of the Company approved to update the Company’s digital asset treasury (“DAT”) reserve strategies and focus on stablecoin governance token its primary treasury asset.

PRINCIPAL SHAREHOLDERS

Based solely upon information made available to us, the following table sets forth information as of August 22, 2025, regarding the beneficial ownership of our voting securities by:

●	each person known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 52,144,221 Class A Shares, and 5,933,700 Class B Shares outstanding as of the date of the prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws. In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Class A Shares		% of Class A Shares	Number of Class B Shares	% of Class B Shares	% of Total Voting Power
Officers and Directors
Yucheng Hu (Chairman, Chief Executive Officer, and President)(2)	120,000	(2)	10.42%	5,933,700	100%	91.94%
Carol Wang (Chief Financial Officer and Secretary)	24,000		*	—	—	—
Qin Yao (Director)	—		—	—	—	—
Junyi Dai (Director)	—		—	—	—	—
Siyuan Zhu (Director)	—		—	—	—	—
Yaman Demir (Director)	—		—	—	—	—
All directors and executive officers as a group (6 individuals)	144,000	(2)	10.46%	5,933,700	100%	91.94%

Five Percent Stockholders
Yucheng Hu (Chairman, Chief Executive Officer, and President)(2)	120,000	(2)	10.42%	5,933,700	100%	91.94%

*	Less than 0.1%

(1)	The address of each holder listed above, except as otherwise indicated, is c/o Mega Matrix Inc., 88 Market Street, Level 21, CapitaSpring, Singapore 048948. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

(2)	Includes 5,933,700 Class B shares that may be converted into 5,933,700 Class A Shares by Mr. Hu at his option , 90,000 Class A Shares directly owned by Mr. Hu and 30,000 Class A Shares issuable upon the vesting of restricted share units within 60 days of August 22, 2025.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings we make with the SEC from time to time, that are incorporated by reference herein, including the risk factors set forth in the Annual Report filed on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025 (the “Form 20-F”), before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

Risks Related to our Short Video Drama Business

Expansion of the Company’s operations into new products, services and technologies, including content categories, is inherently risky and may subject it to additional business, legal, financial and competitive risks.

Historically, the Company’s operations have been focused on third-party management service contracts for aircraft operations, NFT gaming, StaaS and solo-staking, which operations have ceased. Expansion of the Company’s operations and its marketplace into additional products and services, such as short video drama involve numerous risks and challenges, including potential new competition, increased capital requirements and increased marketing spending to achieve customer awareness of these new products and services. Growth into additional content, product, and service areas may require changes to the Company’s existing business model and cost structure and modifications to its infrastructure and may expose the Company to new regulatory and legal risks, any of which may require expertise in areas where the Company has little or no experience. There is no guarantee that the Company will be able to generate sufficient revenue from sales of such products and services to offset the costs of developing, acquiring, managing and monetizing such products and services and the Company’s business may be adversely affected.

If our efforts to attract and retain users are not successful, our business will be adversely affected.

Our future revenue will mainly be derived from subscriber-based fees and advertising. We must continually add active users to convert them to fee-based subscribers or to the users who watch ads to view short dramas for free, thereby increasing advertising revenue. or The video streaming business is new to us and our ability to penetration and growth our user base have fluctuated and vary across the jurisdictions where we provide our service. Our ability to attract and retain users and convert them to fee-based subscribers will depend in part on our ability to consistently provide our users in countries around the globe with compelling content choices that keep our users engaged with our service, effectively drive conversation around our content and service, as well as provide a quality experience for choosing and enjoying our short video dramas. Furthermore, the relative service levels, content offerings, pricing and related features of competitors to our service may adversely impact our ability to attract and retain users. Competitors include other entertainment video providers, such as linear television, and streaming entertainment providers (including those that provide pirated content), video gaming providers, as well as user-generated content, and more broadly other sources of entertainment that our users could choose in their moments of free time.

Our users and fee-based subscribers may cancel our service for many reasons, including a perception that they do not use the service sufficiently, that they need to cut household expenses, dissatisfaction with content, a preference for competitive services and customer service issues that they believe are not satisfactorily resolved. Fee-based subscribers growth is also impacted by adverse macroeconomic conditions, including inflation, may also adversely impact our ability to attract and retain users and fee-based subscribers. If we do not grow as expected or be able to increase our fee-based subscriber revenue, including by adjusting subscription pricing, liquidity and results of operations may be adversely impacted. If we are unable to successfully compete with current and new competitors in providing compelling content, retaining our existing users and attracting new users, our business will be adversely affected.

If we do not continuously provide value to our users, including making improvements to our service in a manner that is favorably received by them, our revenue, results of operations and business will be adversely affected.

If consumers do not perceive our service offering to be of value, including if we introduce new or adjust existing features, adjust pricing or service offerings, or change the mix of content in a manner that is not favorably received by them, we may not be able to attract and retain users and fee-based subscribers, and accordingly, our revenue, including revenue per paying subscribers, and results of operations may be adversely affected. The video streaming business and the production of short video dramas is new to us. If our efforts to develop and offer short video dramas are not valued by our current and future users and fee-paying subscribers, our ability to attract and retain users and fee-paying subscribers may be negatively impacted. We may also seek to extend our business into new products and services to help drive growth. For example, we are expanding our offering of consumer products and live experiences. To the extent we cannot successfully find and develop new products and services to help drive growth, our future results of operations and growth may be adversely impacted.

We may, from time to time, have to adjust our subscription pricing, or our pricing model itself. Any adjustments we make may not be well-received by our users and could negatively impact our ability to attract and retain users and fee-paying subscribers, revenue per fee-paying subscribers, revenue and our results of operations. If our efforts to satisfy our existing users or adjustments to our service are not successful, we may not be able to attract or retain users and fee-paying subscribers, and as a result, our ability to grow our business will be adversely affected.

 If we fail to grow and maintain our active user base, our business, financial condition and operating results may be materially and adversely affected.

The size of our active user base with our products is critical to our success. We are a new business and focused on attracting and maintaining an active user base. Our financial performance has been and will continue to be significantly affected by our ability to grow and engage our active user base. In addition, we may fail to maintain or increase our user base or our users’ engagement if, among other things:

●	we fail to innovate or develop new products and services that provide relevant content and satisfactory experience to, or are favorably received by, our users;

●	we fail to produce new dramas that are attractive to our users;

●	we fail to respond to or adopt evolving technologies for product development on a timely and cost-effective basis;

●	we fail to successfully market and monetize our existing and new mobile applications throughout their life cycles;

●	we fail to develop products that are compatible with existing or new mobile devices, mobile operating systems or their respective upgrades;

●	we fail to maintain or improve our technology infrastructure and security measures designed to protect our users’ personal privacy and cyber security;

●	we lose users to competing products and services or due to concerns related to personal privacy and cyber security or other reasons;

●	we fail to successfully implement our strategies related to the continued expansion of our global user base; or

●	we are required by existing or new laws, regulations or government policies to implement changes to our products or services that are adverse to our business.

If we are unable to maintain or increase our user base, our advertising services may become less attractive to our advertising customers, which may have a material and adverse impact on our business, financial condition and operating results.

Our advertising offering is new and subject to various risks and uncertainties, which may adversely affect our business.

We have limited experience and operating history offering advertising on our video streaming service, and our advertising revenue may not grow as we expect. Advertisers purchase advertising services either directly from us or through third-party advertising exchanges and advertising agencies. Our advertising customers, including advertisers and advertising exchanges and agencies, typically do not have long-term contractual arrangements with us. They may be dissatisfied with our advertising services or perceive our advertising services as ineffective. Potential new customers may view our advertising services as unproven, and we may need to devote additional time and resources to convince them. In addition, new advertising formats emerge from time to time and customer preferences can change. We may not be able to adapt our products and services to future advertising formats or changing customer preferences on a timely and cost-effective basis, and any such adaption failure could materially and adversely affect our financial conditions, results of operations and prospects.

We compete for advertising customers not only with other providers of digital advertising spaces, but also with other types of platforms and advertising service providers such as newspapers, magazines, billboards, television and radio stations. Some of our competitors have access to considerably greater financial and other resources for expanding their product offerings and present considerable challenges to gaining and maintaining additional market share.

If we fail to deliver advertising services in an effective manner, or if our advertising customers believe that placing advertisements on our platform and in our short dramas do not generate a competitive return when compared to placing advertisements through our competitors’ products, they may not continue to do business with us or they may only be willing to advertise with us at reduced prices. If our existing advertising customers reduce or discontinue their advertising spending with us, or if we fail to attract new advertising customers, our business, financial condition and results of operations could be materially and adversely affected.

We rely on our business collaborations with third parties, including major digital distribution platforms and mobile device manufacturers, to maintain and expand our user base. Our failure to maintain good relationships with these business partners may materially and adversely affect our business and operating results.

We collaborate with various business partners to promote our products and enlarge our user base. We use third-party digital distribution platforms such as Apple App Store and Google Play to distribute our mobile applications to users. We also advertise on third-party platforms, such as Facebook and TikTok to acquire users. The promotion and distribution of our mobile applications are subject to such digital distribution platforms’ standard terms and policies for application developers, which are subject to the interpretation of, and frequent changes by, these platforms. In addition, our applications may be suspended by or removed from such platforms as a result of allegations or claims by third parties regardless of their merits. If we are unable to maintain good relationships with our business partners or the business of our business partners declines, the reach of our products and services may be adversely affected and our ability to maintain and expand our user base may decrease. Most of the agreements with our business partners, including mobile device manufacturers and digital distribution platforms, do not prohibit them from working with our competitors or from offering competing services. If our partner distribution platforms change their standard terms and conditions in a manner that is detrimental to our business, or if our business partners decide not to continue working with us or choose to devote more resources to supporting our competitors or their own competing products, we may not be able to find a substitute on commercially favorable terms, or at all, and our competitive advantages may be diminished.

We may be subject to notices or complaints alleging, among other things, our infringement of copyrights and delivery of illegal or inappropriate content through our products, which could lead to suspension or removal of such products from digital distribution platforms, a decrease of our user base, and a significantly adverse impact on our financial results and our reputation.

We use third-party digital distribution platforms such as Apple App Store and Google Play to distribute our mobile applications to users. In the ordinary course of our business, we and the digital distribution platforms may from time to time receive, notices or complaints from third parties alleging that certain of our contents infringe copyrights, deliver illegal, fraudulent, pornographic, violent, bullying or other inappropriate content, or otherwise fail to comply with applicable policies, rules and regulations. Upon receipt of such notices or complaints, those digital distribution platforms may suspend or remove such products from such platforms. The processes for appealing such suspensions and removals with those platforms could be time-consuming, and we cannot guarantee that our appeals will always prevail or that any such suspended or removed application will be made available again. Such suspensions and removals of our products could lead to a decrease of our user base and, if they occur frequently and/or in a large scale, could significantly adversely affect our reputation, business operation and financial performance. In addition, these digital distribution platforms and third-party platforms may also receive, from time to time, notices or complaints from third parties alleging that certain of our products infringe copyrights, deliver illegal, fraudulent, pornographic, violent, bullying or other inappropriate content, or otherwise fail to comply with applicable policies, rules and regulations, consequently those digital distribution platforms may suspend or remove such products from their platforms and those third-party platforms may terminate their collaboration with us.

We have international operations and plan to continue expanding our operations globally. We may face challenges and risks presented by our growing global operations, which may have a material and adverse impact on our business and operating results.

Yuder is headquartered in Singapore and provide its products and services to a global user base. We intend to continue the international expansion of our business operations and grow our user base globally. We believe the sustainable growth of our business depends on our ability to increase the penetration of our products in both developed and emerging markets. Our continued international operations and global expansion may expose us to a number of challenges and risks, including:

●	challenges in developing successful products and localized adaptions, and implementing effective marketing strategies that respectively target mobile internet users and advertising customers from various countries and with a diverse range of preferences and demands;

●	difficulties in managing and overseeing global operations and in affording increased costs associated with doing business in multiple international locations;

●	local competitions;

●	difficulties in integrating and managing potential foreign acquisitions or investments;

●	compliance with applicable laws and regulations in various countries worldwide, including, but not limited to, internet content requirements, cyber security and data privacy requirements, intellectual property protection rules, exchange controls, and cash repatriation restrictions;

●	fluctuations in currency exchange rates;

●	political, social or economic instability in markets or regions in which we operate; and

●	compliance with statutory equity requirements and management of tax consequences.

Our business, financial condition and results of operations may be materially and adversely affected by these challenges and risks associated with our global operations.

Our product development and monetization strategies are highly dependent on our technology capabilities and infrastructure. If the amount of user data generated on our products declines, or if we fail to enhance or upgrade our technologies at a competitive pace, the effectiveness of our business model may be harmed and our operating results may be materially and severely affected.

We depend on our technological capabilities and infrastructure to analyze our users’ preferences and needs and to generate valuable user insights. Active users of our products generate a large amount of data across our applications and in a variety of use cases on a daily basis. The data generated by our users lays the foundation for us to build our user profiles. By analyzing such user data with our big data analytics and other relevant technologies, we aim to understand our users’ interests and needs for content in order to develop products that deliver relevant content catering to their interests and needs. Therefore, the effectiveness of our product development and monetization strategies is dependent on our ability to obtain and process data and to refine the algorithms used in processing such data. If we fail to maintain and expand the user base of our products to continually generate large amounts of user data, or if we fail to keep up with the rapid development and upgrade of big data analytics and other relevant technologies on a timely and cost-effective basis, we may not be able to effectively grow and monetize our products, and our business and operating results may be materially and adversely affected.

If we fail to correctly anticipate user preferences and develop and commercialize new products and services, we may fail to attract or retain existing users, the lifecycles of our mobile applications may end prematurely and our operating results may be materially and adversely affected.

Our success depends on our ability to maintain, grow and monetize our user base, which in turn depends on our ability to continually develop and commercialize new mobile applications, introduce new features or functions to our existing mobile applications and provide users with high-quality content and an enjoyable user experience. This is particularly important since the mobile internet industry is characterized by fast and frequent changes, including rapid technological evolution, shifting user demands, frequent introductions of new products and services, and constantly evolving industry standards, operating systems and practices. FlexTV APP was launched in 2023 and over 560 short dramas have been released since October 2023. We intend to continue to produce new short dramas and other contents and services to enlarge our active user base. Our ability to roll out new short video dramas and services depends on a number of factors, including engaging new talents, high-quality contents, as well as correctly analyzing and predicting users’ interests and demands for content using our big data analytical capabilities. If we fail to correctly analyze and predict users’ interests and demands for content, fail to cater to the anticipated needs and preferences of users, or fail to provide a superior user experience, our existing and new mobile applications may suffer from reduced user traffic or be unsuccessful in the market and our user base may decrease, which in turn may impact our fee-based subscription and our ability to earn advertising revenue. There can be no assurance that our new products and services will generate revenues or profits and we may not be able to recoup the investments and expenditure involved in such development. Our quarterly results may also experience significant fluctuations as we continue to invest in the development of new products and services.

In addition, as a result of rapidly evolving user preferences, our existing mobile applications may reach the end of their lifecycles prematurely. There can be no assurance that we will be able to correctly predict the lifecycles of our new mobile applications, our estimates regarding the lifecycles of our existing mobile applications may turn out to be incorrect, and our business, financial condition and results of operations may be materially and adversely affected.

We may be held liable for information or content displayed on, distributed by, retrieved from or linked to the mobile applications integrated into our products, which may adversely impact our brand image and materially and adversely affect our business and operating results.

We may display third-party content, such as videos, pictures, books, articles and other works, on our mobile applications without the explicit consent from such third party, and we may further explore market opportunities in the content-related business. Our users may misuse our products to disseminate content that contains inappropriate, fraudulent or illegal information or that infringes the intellectual property rights of third parties. We have implemented control measures and procedures to detect and block inappropriate, fraudulent or illegal content uploaded to or disseminated through our products, particularly those that violate our user agreements or applicable laws and regulations. However, such procedures may not be sufficient to block all such content due to the large volume of third-party content. Despite the procedures and measures we have taken, if the content displayed on our products are found to be fraudulent, illegal or inappropriate, we may suffer a loss of users and damage to our reputation. In response to any allegations of fraudulent, illegal or inappropriate activities conducted through our mobile applications or any negative media coverage about us, government authorities may intervene and hold us liable for non-compliance with laws and regulations concerning the dissemination of information on the internet and subject us to administrative penalties or other sanctions, such as requiring us to restrict or discontinue certain features and services provided by our mobile applications or to temporarily or permanently disable such mobile applications. If any of such events occurs, our reputation and business may suffer and our operating results may be materially and adversely affected.

We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our patents, copyrights, trademarks, trade secrets, and other intellectual property as critical to our business. Unauthorized use of our intellectual property by third parties may adversely affect our business and reputation. We rely on a combination of intellectual property laws and contractual arrangements to protect our proprietary rights. It is often difficult to register, maintain, and enforce intellectual property rights in countries with less developed regulatory regimes or inconsistent and unreliable enforcement mechanisms. Sometimes laws and regulations are subject to interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. In addition, our contractual agreements may be breached by our counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China and other jurisdictions in which we operate. Detecting and preventing any unauthorized use of our intellectual property is difficult and costly and the steps we have taken may be inadequate to prevent infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce or protect our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation.

We may be subject to intellectual property infringement lawsuits which could be expensive to defend and may result in our payment of substantial damages or licensing fees, disruption to our product and service offerings, and reputational harm.

The success of our business relies on the quality of our products, which in turn depends on the underlying software and related technology, such as big data analytics. The protection of such software and related technologies primarily relies on intellectual property rights including patents and trade secrets. Meanwhile, for the purpose of our business expansion, we may from time to time display third-party content, such as videos, pictures, books, articles and other works, on our mobile applications without acquiring the explicit consent from such third party. Third parties, including our competitors, may assert claims against us for alleged infringements of their patents, copyrights, trademarks, trade secrets and internet content.

Intellectual property claims against us, whether meritorious or not, are time consuming and costly to resolve, could divert management attention away from our daily business, could require changes of the way we do business or develop our products, could require us to enter into costly royalty or licensing agreements or to make substantial payments to settle claims or satisfy judgments, and could require us to cease conducting certain operations or offering certain products in certain areas or generally. We do not conduct comprehensive patent searches to determine whether the technologies used in our products infringe upon patents held by others. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. While we believe that our products do not infringe in any material respect upon any intellectual property rights of third parties, we cannot be certain that this is the case.

In addition, in any potential dispute involving our patents or other intellectual property, our advertising customers and business partners could also become the target of litigation. We have certain contractual obligations to indemnify our advertising customers and the mobile device manufacturers that pre-install our products on their devices for liability that they may incur based on third-party claims of intellectual property infringement for the use of our products or technology. Many of our collaboration contracts with mobile device manufacturers provide for a cap on our indemnity obligations. In addition, in the event of any such claims, our advertising customers or business partners may decide not to use our products in the future, which could harm our financial condition and operating results.

Finally, we may also face infringement claims from the employees, consultants, agents and outside organizations we have engaged to develop our technology. While we have sought to protect ourselves against such claims through contractual means, there can be no assurance that such contractual provisions are adequate, and any of these parties might claim full or partial ownership of the intellectual property in the technology that they were engaged to develop for us.

Yuder, as a Singapore-based company, is subject to laws and regulations of Singapore and each jurisdiction where our services are offered. Our operations require us to apply for specific licenses with Singapore authorities.

Yuder’s operations as a Singapore-based company are subject to the regulatory environments of Singapore and each jurisdiction where our services are available. In Singapore, Yuder is actively assessing the need for specific licenses such as an Over-the-Top (OTT) Niche Television Service License and, for age-restricted content, a Film Exhibition License. Moreover, we may need to comply with the Content Code for OTT, Video on Demand, and Niche Services in Singapore to ensure our content aligns with public interest and decency standards. Additionally, as our service is accessible over the internet to users worldwide, we are subject to a wide array of international laws and regulations, which vary significantly across different jurisdictions.

Our efforts to secure necessary licenses and comply with regulatory standards are facing challenges, including the possibility that licenses may not be granted, or could be revoked or not renewed by regulatory authorities.

The complexity of obtaining necessary licenses and maintaining compliance with regulatory standards presents a risk that licenses may not be granted or could be revoked or not renewed by regulatory authorities. This includes both the specific licenses required for operations in Singapore and potentially different or additional licenses needed in other countries. Such outcomes could prevent us from offering certain services or content, thus significantly impacting our operations and financial condition.

Information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

We receive, process, store and use personal information and other customer data. There are numerous federal, state and local laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other data. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us which could have an adverse impact on our business. The costs of compliance with these types of laws may increase in the future as a result of changes in interpretation or changes in law. Any failure on our part to comply with these types of laws may subject us to significant liabilities.

Third parties we work with may violate applicable laws or our policies, and such violations may also put our customers’ information at risk and could in turn have an adverse impact on our business. We will also be subject to payment card association rules and obligations under each association’s contracts with payment card processors. Under these rules and obligations, if information is compromised, we could be liable to payment card issuers for the associated expense and penalties. If we fail to follow payment card industry security standards, even if no customer information is compromised, we could incur significant fines or experience a significant increase in payment card transaction costs.

Security breaches, computer malware and computer hacking attacks have become more prevalent. Any security breach caused by hacking which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our players may harm our reputation and our ability to retain existing players and attract new players.

Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

Our compliance with regulatory requirements demands significant operational and financial resources.

Compliance with regulatory requirements in Singapore and internationally may require significant operational and financial resources. This includes the potential need to furnish security deposits, adhere to content classification requirements, and ensure ongoing compliance with varied regulatory standards across jurisdictions. The financial burden and operational constraints imposed by these regulatory requirements could negatively affect our profitability and operational efficiency.

We face challenges in continuously monitoring and adapting to the varied regulatory environments across the various jurisdictions where we operate.

Navigating the regulatory landscapes of multiple jurisdictions increases the risk of inadvertent non-compliance due to the dynamic nature of laws and regulations governing online streaming services. Continuous adjustments to our operational practices and content offerings may be necessary, requiring substantial resources and potentially leading to penalties, restrictions, or the cessation of our services in certain territories.

We may encounter restrictions or outright bans in certain jurisdictions if we fail to comply with local regulations or content standards.

Given the global accessibility of our service, there is a risk that certain jurisdictions may impose restrictions or outright bans on our operations due to non-compliance with local regulations or content standards. Such actions could limit our market presence and negatively impact our growth prospects and profitability.

Risks Related to our Digital Assets Treasury Reserve Strategy and Staking

While all investments entail a risk of loss of capital, investments in digital assets such as ENA, BTC, ETH, and other cryptocurrencies, tokens, and rights of a similar nature (collectively referred to as, “Digital Assets”) should be considered substantially more speculative and significantly more likely to result in a loss, including a total loss of capital, than many other forms of investment. The investment characteristics of Digital Assets differ from those of many traditional currencies, commodities, and securities. A particular Digital Asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty, and if we are unable to properly characterize a Digital Asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, results of operations and/or financial condition.

The SEC and its staff have taken the position that certain Digital Assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given Digital Asset is a security is a highly complex, fact-driven analysis and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular asset as a security. With respect to our digital assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular asset could be deemed a “security” under applicable laws. Furthermore, it is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff.

The classification of a Digital Asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale and trading of such assets. For example, a Digital Asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade Digital Assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system (“ATS”), in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements. As a result, certain Digital Assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Further, various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of Digital Assets as “securities.

We have adopted risk-based policies and procedures to analyze whether the Digital Assets that we hold and sell for our own account could be deemed to be a “security” under applicable laws. Our policies and procedures do not constitute a legal standard, but rather represent our management’s assessment, based on advice of our securities counsel, regarding the likelihood that a particular Digital Asset could be deemed a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that a digital asset currently held by us is a “security” under applicable laws. If the Digital Assets mined, staked, and/or held by us are deemed as securities, it could limit distributions, transfers, or other actions involving such Digital Assets in the global markets.

Digital Assets have historically experienced, and are expected to continue to experience, high price volatility which may influence our financial results and the market price of our Class A Ordinary Shares.

Digital Assets like ENA, BTC, and ETH have historically experienced, and are expected to continue to experience, high price volatility. Such price fluctuations are likely to influence our financial results and the market price of our Class A Ordinary Shares. Our financial results and the market price of our Class A Ordinary Shares would be adversely affected, and our business and financial condition would be negatively impacted, if the price of Digital Assets we hold decrease substantially, including as a result of:

●	decreased user and investor confidence in digital assets, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors, (ii) actual or expected significant dispositions of digital assets by large holders, and (iii) actual or perceived manipulation of the spot or derivative markets for digital assets or spot digital asset ETPs;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, Digital Assets or the broader Digital Assets industry;

●	changes in consumer preferences and the perceived value or prospects of Digital Assets;

●	competition from other Digital Assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other Digital Assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for digital assets purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price Digital Assets like ENA, a stablecoin governance token, and other digital assets like BTC or ETH, or adversely affect investor confidence in Digital Assets generally;

●	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed Bitcoin, or the transfer of substantial amounts of BTC from BTC wallets attributed to Mr. Nakamoto or other “whales” that hold significant amounts of BTC;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for Digital Assets, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other Digital Asset industry participants;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of Digital Assets, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other Digital Assets industry participants from operating in a manner that allows them to continue to deliver services to the Digital Assets industry;

●	further reductions in mining rewards of Digital Assets, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate digital assets transactions, or increases in the costs associated with Bitcoin mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the Digital Asset networks;

●	transaction congestion and fees associated with processing transactions on the cryptocurrency blockchain network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the cryptocurrency blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, the adverse impact attributable to the economic and political instability caused by the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the potential broadening of the Israel-Hamas conflict to other countries in the Middle East.

Our operating results will be dependent on the price of Digital Assets that we own. If such price declines, our business, operating results, and financial condition would be adversely affected.

A decline in the market value of Digital Assets or in the demand for trading digital assets could lead to a corresponding decline in the value of our Digital Assets, the number of transactions on the relevant blockchain network and, as such, the opportunities to earn block rewards and transaction fees, and could adversely affect our business, operating results and financial condition. Any decline in the volume of Digital Asset transactions, the price of Digital Assets, or market liquidity for Digital Assets generally may adversely affect our operating results. As part of our Digital Asset treasury strategy, we will have significant investments in ENA, BTC, ETH, and other Digital Assets. Our operating results will be impacted by the revenues and profits we generate from the purchase, sale, and trading of Digital Asset, and financial contracts linked to thereto.

The price and trading volume of any Digital Asset is subject to significant uncertainty and volatility, and may significantly decline in the future, without recovery. Future fluctuations in trading prices of the Digital Assets that we hold may increase the price volatility or affect the value of Digital Assets we acquire or hold, which could materially and adversely affect our business operations, financial performance, and prospects. There is no assurance that any Digital Asset will maintain its value or that there will be meaningful levels of trading activities to support markets in any Digital Asset.

Digital Assets are novel assets, and are subject to significant legal, commercial, regulatory, and technical uncertainty.

Digital Assets, including but not limited to, stablecoin governance tokens like ENA are relatively novel and are subject to rapidly evolving legal, commercial, regulatory, and technical landscapes. Because the application of federal and state securities and other applicable laws, regulations, and rules (“Applicable Law”) remain unsettled in several material respects, there is substantial risk that a governmental or regulatory authority could adopt or interpret Applicable Law in a manner that adversely affects the price of Digital Assets. Increased regulatory scrutiny may result in additional costs for us and may require our management team to devote increased time and attention to regulatory matters, change aspects of our business, or result in limits on the utility of Digital Assets. Moreover, the regulatory landscape with respect to Digital Assets is rapidly changing and we may be required to comply with any new laws, regulations, or interpretations, which may result in heightened regulatory and compliance related costs, litigation, regulatory investigations, and enforcement or other actions. Adverse changes to, or our failure to comply with Applicable Law may have an adverse effect on our reputation, brand, our business, operating results, and financial condition. Further, if any of our Digital Assets are determined to constitute a security for purposes of U.S. federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of the Digital Assets we hold.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Digital Assets or the ability of individuals or institutions such as us to own or transfer Digital Assets. Regulatory authorities have been evolving in their approach to Digital Assets. It is not possible to predict whether, or when, any of these developments will lead to U.S. Congress granting additional authorities to the SEC or other regulators, or whether any other federal, state, or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of Digital Asset markets to function or the willingness of financial and other institutions to continue to provide services to the Digital Assets industry, nor how any new regulations or changes to existing regulations might impact the value of Digital Assets generally and any Digital Assets we hold specifically. The consequences of increased regulation of Digital Assets and Digital Asset-related activities could adversely affect the market price of any Digital Assets we hold and in turn adversely affect the market price of our Class A Ordinary Shares.

Moreover, the risks of engaging in a Digital Asset treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the Digital Assets industry in general, and the use and acceptance of stablecoin governance tokens like ENA, in particular, may also impact the price of stablecoin governance tokens and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of Digital Assets may depend, for instance, on public familiarity with Digital Assets, ease of buying, accessing, or gaining exposure to digital assets, institutional demand for digital assets as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for Digital Assets as a means of payment, and the availability and popularity of alternatives to Digital Assets. Even if growth in Digital Asset adoption occurs in the near or medium-term, there is no assurance that usage of Digital Assets we hold, including ENA, BTC, and ETH, will continue to grow over the long-term.

Because Digital Assets have no physical existence beyond the record of transactions on their respective blockchains, a variety of technical factors related to the blockchain could also impact the price of any given Digital Asset. For example, malicious attacks by miners, inadequate staking and/or mining fees to incentivize validating of digital asset transactions, hard “forks” of the blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the blockchain and negatively affect the price of the Digital Assets. The liquidity of Digital Assets may also be reduced and damage to the public perception of stablecoin governance tokens may occur, if financial institutions were to deny or limit banking services to businesses that hold stablecoin governance tokens or accept stablecoins as payment, which could also decrease the price of stablecoins. Similarly, the open-source nature of the blockchain networks mean the contributors and developers of the blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the blockchain could adversely affect the blockchain and negatively affect the price of the related Digital Assets.

The liquidity of Digital Assets may also be impacted to the extent that changes in Applicable Laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for Digital Assets.

Future regulatory changes are impossible to predict.

Given the growth in popularity and size of the Digital Asset industry, the U.S. Congress and U.S. federal agencies have recently focused on establishing a clear framework for the regulation of Digital Assets. In the past, the SEC has brought several enforcement actions against Digital Asset market participants, including U.S.-based Digital Asset exchanges and Digital Asset issuers, for alleged violations of U.S. securities laws. However, the current administration has taken steps to position the U.S. as a global leader in the Digital Asset industry, resulting in the creation of an interagency working group that aims to propose a regulatory framework for Digital Assets in the United States.

The U.S. Congress has taken measures to introduce legislation aimed at providing clear laws relating to digital assets. Whether new legislation will be introduced remains uncertain, and it is not clear to what extent we and/or any issuer of Digital Assets we hold will be materially and adversely affected by any new laws and regulations. Separately, the SEC has established a “Crypto Task Force” to focus on providing clear guidance with respect to the application of U.S. federal securities laws in the context of Digital Assets generally, as well as for Digital Asset developers and intermediaries.

The evolving regulatory landscape creates uncertainty for the Company, as new regulations or changes to existing regulations could materially and adversely affect our business operations, financial condition, and results of operations. The effect of any future regulatory change on the Company is impossible to predict, but such change could be substantial and adverse.

The launch of central bank digital currencies (“CBDCs”) may change consumer preferences and the perceived value or prospects of Digital Assets.

The introduction of a federal and state government-issued digital currency could eliminate or reduce the need or demand for private-sector issued cryptocurrencies, or significantly limit their utility. National governments around the world could introduce CBDCs, which could in turn limit the size of the market opportunity for Digital Assets, and change consumer preferences and the perceived value or prospects of Digital Assets.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our Digital Asset holdings.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of Digital Assets.

The price of Digital Assets such as ENA, BTC, and ETH has historically been subject to dramatic price fluctuations and is highly volatile. We expect to determine the fair value of our Digital Assets based on quoted (unadjusted) prices on the Coinbase exchange, and following early adoption of ASU 2023-08,  will be required to measure our Digital Asset holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our Digital Asset in net income each reporting period, which may create significant volatility in our reported earnings and decrease the carrying value of our digital assets, which in turn could have a material adverse effect on the market price of our Class A Ordinary Shares. Conversely, any sale of Digital Assets at prices above our carrying value for such assets creates a gain for financial reporting purposes even if we would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in our reported earnings.

Due in particular to the volatility in the price of Digital Assets such as ENA, BTC, and ETH, we expect our adoption of ASU 2023-08 to increase the volatility of our financial results and it could significantly affect the carrying value of our Digital Assets on our balance sheet.

Because we intend to purchase Digital Assets in future periods and increase our overall holdings of Digital Assets, we expect that the proportion of our total assets represented by our digital assets will increase in the future. As a result, and in particular with respect to the quarterly periods and full fiscal year with respect to which ASU 2023-08 will apply, and for all future periods, volatility in our earnings may be significantly more than what we experienced in prior periods.

The availability of spot ETPs for Bitcoin and other Digital Assets may adversely affect the market price of our Class A Ordinary Shares.

Although BTC and other Digital Assets have experienced a surge of investor attention since Bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to BTC through traditional investment channels, and instead generally were only able to hold BTC through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of Digital Assets, general lack of familiarity with the processes needed to hold Digital Assets directly, as well as the potential reluctance of financial planners and advisers to recommend direct Digital Asset holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to BTC and other Digital Assets through investment vehicles that hold BTC and other Digital Assets and issue shares representing fractional undivided interests in their underlying Digital Asset holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, or NAV, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to Digital Assets.

On January 10, 2024, the SEC approved the listing and trading of spot Bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of approximately $4.6 billion on the first trading day. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. To the extent investors view our Class A Ordinary Shares as providing exposure to Digital Assets, it is possible that the value of our Class A Ordinary Shares may also have included a premium over the value of our Digital Assets due to the prior scarcity of traditional investment vehicles providing investment exposure to Digital Assets or may be subject to declined due to investors now having a greater range of options to gain exposure to Digital Assets and investors choosing to gain such exposure through spot ETPs rather than our Class A Ordinary Shares. The possible listing and subsequent trading of spot ETPs for other Digital Assets offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of Digital Assets as well as a decline in the value of our Class A Ordinary Shares relative to the value of our Digital Assets.

Although we are an operating company with short drama streaming business, and we believe we offer a different value proposition than a passive Digital Asset investment vehicle such as a spot Bitcoin ETP or a spot ETH ETP, investors may nevertheless view our Class A Ordinary Shares as an alternative to an investment in an ETP, and choose to purchase shares of a spot BTC ETP instead of our Class A Ordinary Shares. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Digital Assets that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot ETPs, we (i) do not seek for our shares to track the value of the underlying Digital Assets we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including Regulation M, and other securities laws, which enable spot ETPs to continuously align the value of their shares to the price of the underlying Digital Assets they hold through share creation and redemption, (iii) are a Cayman Islands corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our Digital Asset holdings or our daily NAV. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Class A Ordinary Shares. Based on how we are viewed in the market relative to ETPs, and other vehicles that offer economic exposure to digital assets, such as Bitcoin futures ETFs and leveraged BTC futures ETFs, any premium or discount in our Class A Ordinary Shares relative to the value of our Digital Asset holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for Digital Assets on U.S. national securities exchanges could have a material adverse effect on the market price of our Class A Ordinary Shares.

We have recently announced our new Digital Assets treasury reserve strategy, and we may be unable to successfully implement it.

Our Digital Asset treasury reserve strategy has only been recently approved by our Board. Our Board also approved the restart of our ETH staking business, and in the future may extend staking to other Digital Assets, and the exploration of a broader Web3-foscused strategy. There is no assurance that we will be able to successfully implement this new strategy or operate Digital Asset-related activities at the scale or profitability currently anticipated. Successfully implementing this strategy may present organizational and infrastructure challenges, and we may not be able to fully implement or realize the intended benefits of our strategy. There can be no assurance that we will be successful in implementing its new business strategy. In addition, moving to a new business strategy may result in a loss of established efficiency, which may have a negative impact on our business. We may also face an increased amount of competition as we attempt to expand and grow its business, which may negatively impact our results of operations, cash flows and financial condition.

Our Digital Asset treasury strategy subjects us to enhanced regulatory oversight.

While we have taken the position that the Digital Assets we hold are not securities under the Securities Act or the Investment Company Act of 1940, as amended (the “ICA”), there is risk that the SEC and/or other regulatory authorities may take a different position than us with respect to the classification of these Digital Assets as securities. In the event any of the Digital Assets we hold are classified as securities by the SEC or other relevant regulatory authority, we could face significant regulatory and compliance challenges. Specifically, we may be required to register as an investment company under the ICA, which would require us to invest substantial financial and administrative resources to comply with the registration and ongoing regulatory requirements.

In addition, there has been increasing focus on the extent to which Digital Assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our Digital Assets through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our Digital Assets from bad actors that have used Digital Assets to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in Digital Assets by us may be restricted or prohibited.

We may consider issuing debt or other financial instruments that may be collateralized by our Digital Assets. We may also consider pursuing strategies to create income streams or otherwise generate funds using our Digital Assets. These types of Digital Asset-related transactions are the subject of enhanced regulatory oversight and may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX Trading, one of the world’s largest cryptocurrency exchanges, in November 2022. U.S. and foreign regulators have also increased, and are highly likely to continue to increase, enforcement activity, and are likely to adopt new regulatory requirements in response to FTX Trading’s collapse. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting digital assets, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in Digital Assets.

In addition, private actors that are wary of digital assets or the regulatory concerns associated with Digital Assets may in the future take further actions that may have an adverse effect on our business or the market price of our Class A Ordinary Shares.

Due to the currently unregulated nature and lack of transparency surrounding the operations of many Digital Assets trading venues, Digital Asset trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in Digital Asset trading venues and adversely affect the value of the Digital Assets that we hold.

Digital Asset trading venues are relatively new and, in some cases, currently unregulated. Even if regulated, such venues may not be complying with such regulations. Furthermore, there are many digital assets trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in Digital Asset trading venues, including prominent exchanges that handle a significant volume of ENA, BTC, and ETH trading and/or are subject to regulatory oversight, in the event one or more digital asset trading venues cease or pause for a prolonged period the trading of ENA, BTC, ETH, or other Digital Assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of BTC trading volume on trading venues was false or non-economic in nature, with specific focus on currently unregulated exchanges located outside of the United States. Any actual or perceived false trading in the BTC market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of the Digital Assets we hold. Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital asset ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in Digital Assets and the broader Digital Asset ecosystem and greater volatility in the price of Digital Assets. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX Trading, and BlockFi filed for bankruptcy, following which the market prices of BTC, ETH, and other Digital Assets significantly declined. As the price of our Class A Ordinary shares is affected by the value of our Digital Asset holdings, the failure of a major participant in the Digital Asset ecosystem could have a material adverse effect on the market price of our Class A Ordinary Shares.

There is the possibility that one or more blockchain networks related to the Digital Assets we hold could be manipulated.

If a malicious actor or a group of malicious actors obtain control of more than 50% of the processing power dedicated to mining on a blockchain network, they may be able to alter or manipulate the blockchain network on which such blockchain network and most Digital Asset transactions rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor(s) could control, exclude or modify the ordering of transactions, though it could not generate new Digital Assets or transactions using such control. The malicious actor could “double-spend” its own Digital Asset (i.e., spend the same Digital Asset in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor did not yield its control of the processing power on a blockchain network or the effected Digital Asset community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain network and ledger may not be possible. To the extent that a Digital Asset ecosystem, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of Digital Asset mining processing power, the feasibility of a malicious actor obtaining control of the processing power on a digital asset network will increase.

The concentration of our proposed ENA holdings could enhance the risks inherent in our Digital Asset treasury strategy.

The concentration of our planned ENA holdings limit the risk mitigation that we could take advantage of by purchasing a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our ENA acquisition strategy. Any future significant declines in the price of ENA and other Digital Assets that we hold would have, a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

Our Digital Asset holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents.

Historically, the Digital Assets markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our Digital Assets at favorable prices or at all. For example, a number of BTC trading venues temporarily halted deposits and withdrawals in 2022. As a result, our Digital Asset holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, the Digital Assets we intend to hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered Digital Assets, or otherwise generate funds using our Digital Asset holdings, including in particular during times of market instability or when the price of a Digital Asset has declined significantly. If we are unable to sell any of our Digital Assets, enter into additional capital raising transactions using any of our Digital Assets as collateral, or otherwise generate funds using our Digital Assets holdings, or if we are forced to sell our Digital Assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our Digital Assets, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Digital Assets and our financial condition and results of operations could be materially adversely affected.

Our Digital Assets are or will be held in custody accounts at Matrixport Cactus Custody. However in the future, we may engage other custodians for our Digital Assets. We could have a high concentration of Digital Assets in one location or with one custodian, which may be prone to losses arising out of hacking, loss of passwords, comprised access credentials, malware, or cyberattacks. Security breaches and cyberattacks are of particular concern with respect to our Digital Asset holdings. Digital Assets and the entities that provide services to participants in the Digital Asset ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading Digital Asset exchange and reportedly stole over $400 million in Digital Assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our Digital Assets in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our Digital Assets;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with Digital Assets or companies that operate blockchain networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader blockchain ecosystem or in the use of the cryptocurrency network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Digital Assets, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and Digital Assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the cryptocurrency industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

We face risks relating to the custody of our Digital Assets, including the loss or destruction of private keys required to access our Digital Assets, and cyberattacks or other data loss relating to our Digital Assets.

We hold our Digital Assets with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our Digital Assets among our custodians, and our Digital Assets holdings may be concentrated with a single custodian from time to time. In light of the significant amount of Digital Assets (e.g., ENA) we anticipate that we may hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Digital Assets as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of Digital Asset custodians that we believe can safely custody our Digital Assets, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Digital Assets, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. In addition, holding our Digital Assets with regulated custodians could affect the availability of receiving Digital Assets that may result from “forks” of the blockchain networks if our custodians are unable to support or otherwise provide us with such Digital Assets, thereby reducing the amount of Digital Assets we may hold as a result. While our custodians carry insurance policies to cover losses for commercial crimes, cyber and cold storage, the policy limits vary per provider and would be shared among all of their customers, and subject to various limitations and exclusions (such as if a loss arises due to our failure to protect our login credentials and devices). The insurance that covers losses of our Digital Asset holdings may cover only a small fraction of the value of the entirety of our Digital Asset holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Digital Assets. Moreover, our use of custodians exposes us to the risk that the Digital Assets our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Digital Assets. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Digital Assets.

Digital Assets are controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the assets are held. While the cryptocurrency blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the cryptocurrency held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the cryptocurrency held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The cryptocurrency and blockchain ledger, as well as other Digital Assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our Digital Assets. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss our Digital Assets.

If Digital Assets that we hold are determined to constitute a security for purposes of the federal securities laws, such holdings could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the ICA, and could adversely affect the market price of our Class A Ordinary Shares.

Under Sections 3(a)(1)(A) and (C) of the ICA, a company generally will be deemed to be an “investment company” for purposes of the ICA if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the ICA, and are not registered as an “investment company” under the ICA as of the date hereof.

While certain SEC officials have stated their personal view that Bitcoin is not a “security” for purposes of the federal securities laws, and the SEC closed that investigation into Ethereum 2.0 and will not pursue charges alleging that sales of ETH are securities transactions, a contrary determination by the SEC could lead to our classification as an “investment company” under the ICA, if the portion of our assets consists of investment securities that exceed the 40% safe harbor limits prescribed in the ICA. If such an event were to occur, we could be subject to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

Further, the SEC, a federal court or another relevant entity could take a different view. Application of securities laws to the specific facts and circumstances of Digital Assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that the Digital Assets we might hold, is a “security.” As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if the Digital Assets that we hold were determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

We monitor our assets and income for compliance under the ICA and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the ICA and corresponding SEC regulations. If Digital Asset that we hold is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of such holdings that constitute investment securities under the ICA. These steps may include, among others, selling Digital Assets that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our Digital Assets that we hold at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the ICA, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if any of the Digital Assets we hold is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by ICA could adversely affect the market price of Digital Assets we hold and in turn adversely affect the market price of our Class A Ordinary Shares.

If we were deemed to be an investment company, Rule 3a-2 under the ICA is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the ICA at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the ICA — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

We may be subject to regulatory developments related to Digital Assets and Digital Asset markets, which could adversely affect our business, financial condition, and results of operations.

As Digital Assets are relatively novel and the application of Applicable Law to Digital Assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of the Digital Assets we hold. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Digital Assets or the ability of individuals or institutions such as us to own or transfer Digital Assets.

If ENA, BTC, ETH, or other Digital Assets that we hold are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of the Digital Assets we hold and in turn adversely affect the market price of our Class A Ordinary Shares. Moreover, the risks of us engaging in a Digital Asset treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our treasury reserve policy or our Digital Asset strategy, our use of Digital Assets for staking, the manner in which our Digital Assets are custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our treasury reserve policy would require the approval of our Board, no shareholder or regulatory approval would be necessary. Consequently, our Board has broad discretion over the investment, staking and cash management policies it authorizes, whether in respect of our assets holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding Digital Assets.

Our Digital Asset treasury strategy exposes us to risk of non-performance by counterparties

Our Digital Asset treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of Digital Assets, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our Digital Assets is custodian performance obligations under the various custody arrangements we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the Digital Asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the Digital Asset industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against Digital Asset industry participants have highlighted the perceived and actual counterparty risk applicable to Digital Asset ownership and trading. Although these bankruptcies, closures and liquidations have not adversely impacted the Digital Assets that we hold such as ENA, BTC, and ETH (which were only recently acquired), legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held Digital Assets will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our Digital Asset holdings, we would become subject to additional counterparty risks. Although no such strategies are contemplated at this time, we will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could affect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our Digital Assets, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our custodially-held Digital Assets may become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings.

If our Digital Assets held by a custodian are considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Digital Asset and this may ultimately result in the loss of the value related to some or all of such Digital Assets. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the Digital Asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the Digital Assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in Digital Assets. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the Digital Asset industry in the future may further negatively impact the adoption rate, price, and use of Digital Assets, limit the availability to us of financing collateralized by Digital Assets that we hold, or create or expose additional counterparty risks. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Digital Assets. Even if we are able to prevent our Digital Assets from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our Digital Assets held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our Class A Ordinary Shares.

A temporary or permanent blockchain “fork” to a Digital Asset blockchain network could adversely affect our business.

Blockchain protocols, including Ethena, Bitcoin and Ethereum, are open source. Any user can propose modifications to the protocol software. If a substantial majority of participants—such as miners in proof-of-work systems or validators in proof-of-stake systems—agree to adopt a proposed change, the modification may be implemented, allowing the protocol to evolve without disrupting network functionality. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork”, i.e., “split” of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the Bitcoin or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s Digital Asset lacking interchangeability. A “hard fork” – where there is disagreement among the users about the rules of the network – can have a significant negative impact on value of the Digital Asset.

Bitcoin has been subject to “forks” that resulted in the creation of new networks, including Bitcoin Cash ABC, Bitcoin Cash SV, Bitcoin Diamond, Bitcoin Gold, and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked Digital Assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked Digital Assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked Digital Assets, and which results in further confusion to customers as to the nature of assets they hold on platforms, and which can negatively impact the value of the Digital Assets. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will towards other communities. As a result, certain community members may take actions that adversely impact the use, adoption, and price of Bitcoin, or any of their forked alternatives.

Furthermore, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some crypto asset platforms. Similar replay attacks occurred in connection with the Bitcoin Cash and Bitcoin Cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making Digital Assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

We intend to recognize forked and airdropped assets consistent with our custodians. We may not immediately or ever have the ability to withdraw a forked or airdropped BTC and/or ETH by virtue of BTC and/or ETH that we hold with our custodians. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our assets.

The due diligence procedures conducted by us and our liquidity provider to mitigate transaction risk may fail to prevent transactions with a sanctioned entity.

We execute trades through our liquidity providers, and rely on these third parties to implement controls and procedures to mitigate the risk of transacting with sanctioned entities. While we expect our third-party service providers to conduct their business in compliance with applicable laws and regulations and in accordance with our contractual arrangements, there is no guarantee that they will do so. Accordingly, we are exposed to risk that our due diligence procedures may fail. If we are found to have transacted in Digital Assets with bad actors that have used Digital Assets to launder money or with persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in Digital Assets by us may be restricted or prohibited.

Staking introduces a risk of loss of Digital Assets we stake, which could adversely affect the value of our Class A Ordinary Shares.

 As part of our Digital Asset treasury strategy, we may participate in process referred to as “staking” which involves deploying our Digital Assets that are intrinsically linked to the programmatic functioning of a public, permissionless network, for which we may earn compensation in consideration for securing the underlying blockchain network (“Staking”). Staking introduces risk of loss of the Digital Assets we stake. None of the Company’s Digital Assets, including potentially staked assets, are subject to the protections enjoyed by depositors or customers of institutions with FDIC or SIPC membership. However, many Digital Asset networks, including the Ethereum network, imposes three types of sanctions for validator misbehavior or inactivity, which would result in a portion of staked Digital Assets (e.g., ETH) being destroyed or “burned”: penalties, slashing and inactivity leaks.

A validator may face penalties if it fails to take certain actions, such as providing a timely attestation to a block proposed by another validator. Under this scenario, a validator’s staked Digital Assets could be burned in an amount equal to the reward to which it would have been entitled for performing the actions.

A more severe sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the proposal or attestation of blocks with invalid transactions. Slashing can result in the validator having a portion of its staked Digital Assets immediately burned. After this initial slashing, the validator is queued for forceful removal from the blockchain network’s validator “pool,” and more of the validator’s stake is burned over a period of approximately 36 days (as is the case for the Ethereum network), with the exact amount of Digital Assets burned and time period determined by the protocol regardless of whether the validator makes any further slashable errors, at which point the validator is automatically removed from the validator pool.

In the case of the Ethereum network, staked ETH may also be burned through a process known as an “inactivity leak,” which is triggered if the Ethereum protocol has gone too long without finalizing a new block. For a new block to be successfully added to the blockchain, validators that account for at least two-thirds of all staked ETH must agree on the validity of a proposed block. This means that if validators representing more than one-third of the total staked ETH are offline, no new blocks can be finalized. To prevent this, an inactivity leak causes the ETH staked by the inactive validators to gradually “bleed away” until these inactive validators represent less than one-third of the total stake, thereby allowing the remaining active validators to finalize proposed blocks. This provides a further incentive for validators to remain online and continue performing validation activities.

There can be no guarantee that penalties, slashing or inactivity leaks and resulting losses will not occur as a result of the activities of a Staking provider. Furthermore, a Staking provider’s liability to the Company is expected to be limited, and a Staking provider may lack the assets or insurance in order to support the recovery of any losses incurred. While the Staking arrangements may provide for indemnification up to a specified cap, slashing insurance or other reimbursement programs, there can be no guarantee that the Company would recover any of its staked assets, or the value thereof, if it is subject to sanctions imposed by the applicable blockchain network.

Staked Digital Assets may be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Company.

Staking Digital Assets are subject to the applicable protocol’s network rules and requirements. For example, under current Ethereum network protocols, staked ETH tokens are permitted to be un-staked by the holder of such ETH tokens. However, as part of the “activating” and “exiting” processes of staking, staked ETH tokens will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in certain liquidity risks. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Ethereum network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Ethereum network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Ethereum network, any staked ETH will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network conditions. However, depending on demand, un-staking can take between hours, days or weeks to complete. This can result in certain liquidity risk, which the Company will seek to manage through a range of risk management methods.

The Company will be dependent on third parties to effectively execute the Company’s Staking arrangements.

As the management currently anticipates that Staking will be carried out by the custodian and third-party Staking providers, the amount of staking rewards that the Company’s staking activity will generate will be dependent on the performance of the custodian and the staking provider, including the adequacy and reliability of the hardware and software utilized by the Staking provider. If the custodian or the Staking provider experience service outages or otherwise are unable to optimally execute the Staking of the Company’s Digital Assets, the Company’s staking rewards may be adversely affected.

The regulatory landscape surrounding Staking may change.

On May 29, 2025, the SEC’s Division of Corporation Finance (the “Staff”) issued a Staff statement entitled “Certain Protocol Staking Activities” (the “Statement”) expressing its view that certain protocol-level staking of crypto asset on public proof-of-stake (“PoS”) blockchain networks, as well as many types of staking services, do not involve the offer and sale of securities within the meaning of Section 2(a)(1) of the Securities Act constitute an “offer or sale of securities” subject to SEC enforcement oversight.  We note that the Statement only reflects the SEC Staff’s current interpretation of Applicable Law, does not represent a formal position taken by SEC, does not change any current law, and is subject to change.

Some Digital Assets do not have a cap on supply.

Some Digital Assets we hold may not have a cap on the total supply. For example, the rate at which new ETH are issued and put into circulation is expected to vary. The Ethereum network has no formal cap on the total supply of ETH and the supply could theoretically be unlimited, which could put downward pressure on the price of ETH and other Digital Assets with a similar structure.

A disruption of the Internet may affect Digital Asset network operations, which may adversely affect the Digital Asset industry and an investment in us.

Blockchain networks rely on the Internet. A significant disruption of Internet connectivity (i.e., one that affects large numbers of users or geographic regions) could disrupt one or more blockchain networks’ functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in us.

Blockchain networks’ decentralized governance structures may negatively affect their ability to grow and respond to challenges.

The governance of decentralized networks, such as the Ethereum network, is by voluntary consensus and open competition. In other words, the Ethereum network has no central decision-making body or clear manner in which participants can come to an agreement other than through voluntary, widespread consensus. As a result, a lack of widespread consensus in the governance of the Ethereum network may adversely affect the network’s utility and ability to adapt and face challenges, including technical and scaling challenges. Historically the development of the source code of the Ethereum network has been overseen by the core developers. However, the Ethereum network would cease to operate successfully without both validators and users, and the core developers cannot formally compel them to adopt the changes to the source code desired by core developers, or to continue to render services or participate in the Ethereum network. As a general matter, the governance of the Ethereum network generally depends on most of members of the Ethereum community ultimately reaching some form of voluntary agreement on significant changes.

The decentralized governance of the Ethereum network may make it difficult to find or implement solutions or marshal sufficient effort to overcome existing or future problems, especially protracted ones requiring substantial directed effort and resource commitment over a long period of time, such as scaling challenges. Deeply-held differences of opinion have led to forks in the past, such as between Ethereum and Ethereum Classic, and could lead to additional forks in the future, with potentially divisive effects. The Ethereum network’s failure to overcome governance challenges could exacerbate problems experienced by the network or cause the network to fail to meet the needs of its users, and could cause users, miners, and developer talent to abandon the Ethereum network or to choose competing blockchain protocols, or lead to a drop in speculative interest, which could cause the value of ETH to decline. If the Ethereum community is unable to reach consensus in the future, it could have adverse consequences for the network or lead to a fork, which could affect the value of Ethereum.

Risks Related to our Company and our Securities

The ownership of our stock is highly concentrated in our chairman, and we have one controlling stockholder.

As of the date of this prospectus, our authorized share capital consists of Class A Ordinary Shares, Class B Ordinary Shares, Class C ordinary Shares and preferred shares, par value $0.001 per share. Holders of Class A Ordinary Shares, Class B Ordinary Shares, and Class C Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A Ordinary Share will be entitled to one (1) vote, each Class B Ordinary Share will be entitled to one hundred (100) votes, and each Class C Ordinary Share will be entitled to fifty (50) votes. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share or one (1) Class C Ordinary Shares at any time by the holder thereof, and each Class C Ordinary Shares is convertible into one (1) Class A Ordinary Share. See “Description of Share Capital.”

As of the date hereof, our chairperson, chief executive officer and president, Mr. Yuchen Hu, holds 90,000 Class A Ordinary Shares and 5,933,700 Class B Ordinary Shares, representing a combined 91.94% voting power, which provides Mr. Hu with control over a majority of the combined voting power of all our Class A Ordinary Shares and Class B Ordinary Shares, and therefore will be able to control all matters submitted to our stockholders for approval until a significant portion of such outstanding Class B Ordinary Shares he holds are converted into Chass A Ordinary Shares or Class C Ordinary Shares, as further described in “Description of Share Capital”. As a result of his ownership, Mr. Yu is able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

In addition to the dilutive effect on the voting power and value of our Class A Ordinary Shares, the foregoing structure of our capital stock may render our Class A Ordinary Shares ineligible for inclusion in certain securities market indices, and thus adversely affect the price and liquidity of, and public sentiment regarding, our Class A Ordinary Shares or other securities.

The existence of, and voting rights associated with, our Class B Ordinary Shares and Class C Ordinary Shares, either alone or in conjunction with certain of the other provisions of our memorandum and articles of association, could also have the effect of delaying, deterring or preventing a change in our control or make the removal of our management more difficult.

We have a limited operating history in new short video drama business, so there is a limited track record on which to judge our business prospects and management.

We are currently focusing on short video streaming platform or producing short video dramas which is very different from our prior staking business, NFT gaming, and aircraft leasing business. As such, our historical financial results should not be considered indicative of our future performance. In addition, we have a limited operating history in providing short video streaming platform or producing short video dramas upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history.

User metrics and other estimates are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics could harm our business, revenue and financial results.

We intend to regularly review our metrics, including the number of our active users, paying users, and other measures to evaluate growth trends, measure our performance and make strategic decisions. These metrics are calculated using internal company data and have not been validated by an independent third party. While these numbers are based on what we currently believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring how our FlexTV platform is used across large populations globally. Our metrics calculations may be inaccurate, and we may not be able to identify those inaccuracies. In addition, from time to time, we may implement new methodologies for calculating these metrics, which may result in the metrics changing or decreasing from prior periods or not being comparable to prior periods. If our metrics provide us with incorrect or incomplete information about our users and their behavior, we may make inaccurate conclusions about our business which could harm our business, revenue and financial results.

We will need to raise additional capital or financing to continue to execute and expand our business.

We will need to raise additional capital to support our new operations and execute on our business plan by issuing equity or convertible debt securities. In the event we are required to obtain additional funds, there is no guarantee that additional funds will be available on a timely basis or on acceptable terms. To the extent that we raise additional funds by issuing equity or convertible debt securities, our shareholders may experience additional dilution and such financing may involve restrictive covenants. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other convertible securities that will have additional dilutive effects. We cannot assure that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. Further, we may incur substantial costs in pursuing future capital and/or financing. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets, and the fact that we have not been profitable, which could impact the availability and cost of future financings. If such funds are not available when required, management will be required to curtail investments in additional sales and marketing and product development, which may have a material adverse effect on future cash flows and results of operations.

Our business depends on the continuing efforts of our management. If it loses their services, our business may be severely disrupted.

Our business operations depend on the efforts of our new management, particularly the executive officers named in this document. If one or more of our management were unable or unwilling to continue their employment with us, it might not be able for us to replace them in a timely manner, or at all. We may incur additional expenses to recruit and retain qualified replacements. Our business may be severely disrupted, and our financial condition and results of operations may be materially and adversely affected. In addition, our management may join a competitor or form a competing company. As a result, our business may be negatively affected due to the loss of one or more members of our management.

We may not be able to prevent or timely detect cyber security breaches and may be subject to data, security and/or system breaches which could adversely affect our business operations and financial conditions.

We rely on information technology networks and systems, including the use of third-party communications systems over the Internet, to process, transmit and store electronic information, and to manage or support our business activities. These information technology networks and systems may be subject to security breaches, hacking, phishing, or spoofing attempts by others to gain unauthorized access to our business information and financial accounts. A cyberattack, unauthorized intrusion, or theft of personal, financial or sensitive business information could have a material adverse effect of on our business operations or our clients’ information, and could harm our operations, reputation and financial situation. In addition, due to an increase in the types of cyberattacks, our employees could be victim to such scams designed to trick victims into transferring sensitive company data or funds, that could compromise and/or disrupt our business operations.

MPU DE was a victim of a business email compromise scam (BEC) in December 2021. BEC scams involve using social engineering to cause employees to wire funds to the perpetrators in the mistaken belief that the requests were made by a company executive or established vendor. As a result of the BEC scam, we have enhanced BEC awareness within our organization, established additional controls to help detect BEC scams when they occur, and require additional confirmations for large money transactions. In addition, we seek to detect and investigate all cybersecurity incidents and to prevent their recurrence, but in some cases, we might be unaware of an incident or its magnitude, duration, and effects. While we take every effort to train our employees to be cognizant of these types of attacks and to take appropriate precautions, and have taken actions and implemented controls to protect our systems and information, the level of technological sophistication being used by attackers has increased in recent years, and may be insufficient to protect our systems or information. Any successful cyberattack against us could lead to the loss of significant company funds or result in in potential liability, including litigation or other legal actions against us, or the imposition of penalties, which could cause us to incur significant remedial costs. Further, we cannot ensure that our efforts and measures taken will be sufficient to prevent or mitigate any damage caused by a cybersecurity incident, and our networks and systems may be vulnerable to security breaches, hacking, phishing, spoofing, BEC, employee error or manipulation, or other adverse events.

Due to the evolving nature and increased sophistication of these cybersecurity threats, the potential impact of any future incident cannot be predicted with certainty; however, any such incidents could have a material adverse effect on our results of operations and financial condition, especially if we fail to maintain sufficient insurance coverage to cover liabilities incurred or are unable to recover any funds lost in data, security and/or system breaches, and could result in a material adverse effect on our business and results of operations.

We do not maintain commercial insurance to cover loss of Digital Assets.

We do not carry any insurance that covers the loss of our Digital Assets held by our custodian and its affiliates. As such, we may not be able to recover any funds lost in data, security and/or system breaches.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NYSE American corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with NYSE American corporate governance listing standards.

As a foreign private issuer, we rely on certain provision under NYSE American Company Guide that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the NYSE American.

We currently rely on home country practice to be exempted from certain of the corporate governance requirements of the NYSE American, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings. In the future, we may elect to follow other home country practices with regard to certain matters. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE American corporate governance requirements.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the NYSE American. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or Executive Officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the NYSE American. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We are subject to various laws relating to foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third-party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business.

Violations of these laws and regulations could result in significant fines, criminal sanctions against us, our officers or our employees. Additionally, any such violations could materially damage our reputation, brand, international expansion efforts, ability to attract and retain employees and our business, prospects, operating results and financial condition.

Historically, we have dealt with significant amounts of cash in our operations, which have subjected us to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by us could have a material adverse impact on our business.

As of December 31, 2024, our internal control over financial reporting was ineffective, and if we continue to fail to improve such controls and procedures, investors could lose confidence in our financial and other reports, the price of our Class A Ordinary Shares may decline, and we may be subject to increased risks and liabilities.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that we include a report of our management on our internal control over financial reporting. We are also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures. . During our assessment of internal control over financial reporting as of December 31, 2024, we identified a material weakness related to our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and to prepare and review our consolidated financial statements and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements. If we cannot effectively maintain our controls and procedures, we could suffer material misstatements in our financial statements and other information we report which would likely cause investors to lose confidence. This lack of confidence could lead to a decline in the trading price of our Class A Ordinary Shares.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

The trading prices of our Class A Ordinary Shares could be volatile, which could result in substantial losses to our shareholders and investors.

The trading prices of our Class A Ordinary Shares could be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other similarly situated companies that have listed their securities in the U.S. in recent years. The securities of some of these companies have experienced significant volatility including, in some cases, substantial price declines in the trading prices of their securities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States and other jurisdictions.

In addition to market and industry factors, the price and trading volume for our Class A Ordinary Shares may be highly volatile for factors specific to our own operations including the following:

●	variations in our revenue, earnings and cash flow;

●	announcements of new product and service offerings, investments, acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

●	changes in the performance or market valuation of our company or our competitors;

●	changes in financial estimates by securities analysts;

●	changes in the number of our users and customers;

●	fluctuations in our operating metrics;

●	failures on our part to realize monetization opportunities as expected;

●	additions or departures of our key management and personnel;

●	detrimental negative publicity about us, our competitors or our industry;

●	market conditions or regulatory developments affecting us or our industry; and

●	potential litigations or regulatory investigations.

Any of these factors may result in large and sudden changes in the trading volume and the price at which our Class A Ordinary Shares will trade. In the past, shareholders of a public company often brought securities class action suits against the listed company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If our Class A Ordinary Shares becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,001 or less and our Class A Ordinary Shares has a market price per share of less than $5.00, transactions in our Class A Ordinary Shares may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to the transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our Class A Ordinary Shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our Class A Ordinary Shares may be depressed, and you may find it more difficult to sell our Class A Ordinary Shares.

An active trading market for our Class A Ordinary Shares may not develop, and you may not be able to easily sell your Class A Ordinary Shares.

An active trading market for shares of our Class A Ordinary Shares following our emergence from bankruptcy may never develop or be sustained. If an active trading market does not develop, you may have difficulty selling your shares of Class A Ordinary Shares or at all. An inactive market may also impair our ability to raise capital by selling our Class A Ordinary Shares, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies by using our Class A Ordinary Shares as consideration.

If we do not continue to satisfy the NYSE American continued listing requirements, our Class A Ordinary Shares could be delisted.

The listing of our Class A Ordinary Shares on NYSE American is contingent on our compliance with the NYSE American’s conditions for continued listing.

Should we fail to meet the NYSE American’s continuing listing requirements, we may be subject to delisting by the NYSE America. In the event our Class A Ordinary Shares are no longer listed for trading on the NYSE American, our trading volume and share price may decrease and we may experience difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees. Finally, delisting could make it harder for us to raise capital and sell securities.

We cannot predict the impact our multi-class share structure may have on the stock price of our Class A Ordinary Shares.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have policies that restrict or prohibit the inclusion of companies with multiple-class share structures in certain of their indices, including the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices. However, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multi-class capital structure will make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies may depress the valuations of publicly traded companies that are excluded from the indices compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of our Class A Ordinary Shares less attractive to other investors. As a result, the market price of shares of our Class A Ordinary Shares could be adversely affected.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (the “ES Act”) that came into force on January 1, 2019, a “relevant entity” conducting a “relevant activity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. There are nine designated “relevant activities” under the ES Act, and for so long as our Company is carrying on activities which falls within any of the designated relevant activities, it shall comply with all applicable requirements under the ES Act. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, our Company is a “pure equity holding company” and will therefore only be subject to the minimum substance requirements, which require us to (i) comply with all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer Class A Ordinary Shares, preferred shares, debt securities, warrants to purchase Class A Ordinary Shares, preferred shares or debt securities, or units consisting of a combination of any or all of these securities at an aggregate offering price of up to $2,000,000,000. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation Of Documents By Reference” before investing in any of the securities offered.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities to fund our growth plans, primarily acquiring additional Digital Assets as treasury reserves and for solo staking, for working capital, and for other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

TRANSFER AGENT

Our transfer agent is Continental Stock Transfer & Trust Co., 1 State Street, 30th Floor, New York, New York.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	Through agents;

●	To or through underwriters;

●	Through broker-dealers (acting as agent or principal);

●	Directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	Through a combination of any such methods of sale; or

●	Through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	Block transactions (which may involve crosses) and transactions on NYSE American or any other organized market where the securities may be traded;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	Sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

In addition, this prospectus may be used to offer securities for the account of the Selling Shareholder, in which we will receive no proceeds from such sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our Class A Ordinary Shares, preferred shares, debt securities, warrants to purchase Class A Ordinary Shares, preferred shares or debt securities, or units consisting of a combination of any or all of these securities in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Share Capital – Class A Ordinary Shares,” “Description of Share Capital – Preference Shares”; “Description of Warrants,” “Description of Debt Securities,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	Designation or classification;

●	Aggregate principal amount or aggregate offering price;

●	Rates and times of payment of interest or dividends, if any;

●	Redemption, conversion or sinking fund terms, if any;

●	Voting or other rights, if any;

●	Conversion prices, if any; and

●	Important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF SHARE CAPITAL

The following description of the material terms of capital of the Company includes a summary of specified provisions of the memorandum and articles of association of the Company in effect as of the date hereof. Such memorandum and articles of association of MPU Cayman are attached as an exhibit to this prospectus. You are encouraged to read the relevant provisions of the Companies Act and Company’s memorandum and articles of association as they relate to the following summary.

Authorized Share Capital

The authorized share capital of the Company is US$1,110,000, divided into: (i) 1,000,000,000 class A ordinary shares of par value US$0.001 each (“Class A Share”), (ii) 50,000,000 class B ordinary shares of par value US$0.001 each (“Class B Share”), (iii) 50,000,000 class C ordinary shares of par value US$0.001 each (“Class C Share”, together with Class A Share and Class B Share, “Ordinary Shares”), and (iv) 10,000,000 preferred shares of par value US$0.001 each. The board of directors of the Company has general and unconditional authority to allot, grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide provided that no shares may be issued at a discount except in accordance with the Companies Act (Revised) of the Cayman Islands. Without limitation to the above, the Directors may so deal with the unissued Shares either at a premium or at par; or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return or capital or otherwise.

Ordinary Shares

General. The Company is authorized to issue (i) 1,000,000,000 class A ordinary shares of par value US$0.001 each, (ii) 50,000,000 class B ordinary shares of par value US$0.001 each, and (iii) 50,000,000 class C ordinary shares of par value US$0.001 each. All of the Company’s outstanding Ordinary Shares are fully paid and non-assessable. The Company’s shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their Ordinary Shares in accordance with the memorandum and articles of association of the Company.

Dividends. The holders of Ordinary Shares of the Company are entitled to such dividends as may be declared by the Company’s board of directors. The memorandum and articles of association of the Company provide that its board of directors may declare and pay dividends if justified by the Company’s financial position and permitted by law.

Voting Rights. Each Class A Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, each Class B Share shall be entitled to one hundred (100) votes, each Class C Share shall be entitled to fifty (50) votes on all matters subject to vote at general meetings of the Company. Class A Shares, Class B Shares and Class C Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which the Company’s shares are listed for trading, or a poll is demanded by the chairman of such meeting or at least two shareholders having the right to vote on the resolutions or one or more shareholders who, individually or collectively, holding not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. A quorum required for a meeting of shareholders (for as long as the Company’s Class A Shares are listed on the stock exchange) consists of one or more shareholders who holds shares that represent at least one-third of the Company’s issued voting shares. Shareholders’ meetings, if the directors consider necessary or desirable, may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of the Company’s board of directors or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 10% of the rights to vote at such general meeting. At least seven clear days’ notice of a general meeting must be given to the shareholders. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares of the Company cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares of the Company cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the memorandum and articles of association of the Company.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of the Company’s shareholders may transfer all or any of his or her Ordinary Shares of the Company by an instrument of transfer in the usual or common form or any other form approved by the Company’s board of directors. The Company’s board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Shares of the Company irrespective of whether the shares are fully paid or the Company has no lien over it. If the Company’s board of directors refuses to register a transfer, it shall, within three months after the date on which the transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required of the stock exchange on which the Company’s shares are listed, be suspended at such times and for such periods as the Company’s board of directors may determine, provided, however, that the registration of transfers shall not be suspended for more than 30 days in any year as the Company’s board of directors may determine.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. The Company’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares of the Company in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The Ordinary Shares of the Company that have been called upon and remain unpaid are subject to forfeiture.

Conversion Rights. Each Class B Share is convertible into one (1) Class A Share or one (1) Class C Share at any time by the holder thereof. Each Class C Share is convertible into one (1) Class A Share at the option of the holder thereof at any time after issuance and without the payment of any additional sum. The number of Class B Shares or Class C Shares (as the case may be) held by a holder thereof will be automatically and immediately converted into an equal and corresponding number of Class A Shares upon any of the following events, and no further Class B Shares and Class C Shares shall be issued by the Company thereafter:

(a) Any direct or indirect sale, transfer, assignment or disposition of such number of Class B Shares or Class C Shares (as the case may be) by the holder thereof or an Affiliate of such holder to any person or entity that is not a Management Shareholder and/or a trust for which the voting control remains with such holder. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in the Company’s register of Members; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of the Class B Shares or Class C Shares (as the case may be) to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or third party right is enforced and results in the third party holding directly or indirectly ownership to the related Class B Shares or Class C Shares (as the case may be), in which case all the related Class B Shares or Class C Shares (as the case may be) shall be automatically converted into the same number of Class A Shares.

(b) The Management Shareholder, which is designated as Yucheng Hu and/or Yamen Demir (including any affiliate of such person), ceasing to be a director, officer or employee of the Company;

(c) The Management Shareholder being permanently unable to attend board meetings and manage the business affairs of the Company as a result of incapacity solely due to his or her then physical and/or mental condition (which, for the avoidance of doubt, does not include any confinement against his or her will).

Class A Shares are not convertible into Class B Shares or Class C Shares under any circumstances.

Redemption of Ordinary Shares. The Companies Act and the Company’s memorandum and articles of association permit the Company to purchase its own shares. In accordance with the Company’s articles of association, provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption at the Company’s option on such terms and in such manner, provided the requirements under the Companies Act have been satisfied, including out of capital, as may be determined by the Company’s board of directors.

Inspection of Books and Records. Holders of the Company’s Ordinary Shares have no general right under the Company’s memorandum and articles of association to inspect or obtain copies of the Company’s list of shareholders or corporate records.

Issuance of Additional Shares. The Company’s memorandum and articles of association authorizes the Company’s board of directors to issue additional Ordinary Shares from time to time as the Company’s board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares of the Company.

Anti-Takeover Provisions. Some provisions of the Company’s memorandum and articles of association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. The Company’s memorandum and articles of association allow the Company’s shareholders holding shares representing in aggregate not less than 10% of all votes attaching to all of the Company’s paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of shareholders of the Company, in which case the Company’s directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting. The Company’s authorized but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares of the Company could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Preferred Shares

The Company is authorized to issue 10,000,000 preferred shares of par value $0.001 each.

The Company’s directors may fix, by resolution or resolutions, the designation of such series and the number of preferred shares of the Company to constitute such series, and the variations in the relative rights (including, without limitation, voting, dividend, return of capital, redemption, liquidation, and conversion rights), restrictions, preferences, rights and qualifications as between the different series of Preferred Shares (if any) shall be fixed and determined by the directors.

Transfer Agent

The transfer agent and registrar for the Company’s Class A Shares is Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561.

Certain Differences in Corporate Law

Your rights as a shareholder of MPU Cayman will be governed by the Companies Act and MPU Cayman’s second amended and restated memorandum and articles of association. You should be aware that the Companies Act, which applies to us, differs in certain material respects from the General Corporation Law of the State of Delaware (“DGCL”) which is applicable to Delaware corporations. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act applicable to us that differ in certain material respects from provisions of the DGCL and Delaware common law applicable to Delaware corporations. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and you or all aspects of Delaware law that may differ from Bermuda law.

The reference of “Memorandum of Association and Articles of Association” in the compare table below refers to the second amended and restated memorandum and articles of association.

	Delaware	Cayman Islands
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The Companies Act and MPU Cayman’s articles of association do not specifically provide for appraisal rights. However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman Islands company as described under “Shareholder Approval of Business Combinations; Fundamental Changes,” a minority shareholder may apply to the Cayman Islands court within one month of receiving notice of the compulsory transfer objecting to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. The court is unlikely to grant any relief in the absence of bad faith, fraud, unequal treatment of shareholders or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

In connection with a merger or a consolidation, dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures set out in the Companies Act, subject to certain exceptions.

Stockholder/Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	MPU Cayman’s articles of association permits resolutions, including special resolutions, to be effected by an unanimous written resolution. A special resolution is a resolution that is either (a) passed by a majority of not less than two-thirds of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, or (b) signed by all the shareholders entitled to vote on that resolution.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the Companies Act, the board of directors may declare the payment of dividends to holders of Ordinary Shares out of MPU Cayman’s (1) profits available for distribution, or (2) “share premium account”, which represents the excess of the price paid to MPU Cayman’s on the issue of its shares over the par or “nominal” value of those shares and is similar to the U.S. law concept of additional paid in capital.

However, no dividends may be paid if, after payment, MPU Cayman would not be able to pay its debts as they fall due in the ordinary course of business.

Dividends on Ordinary Shares, if any, are at the discretion of the directors and depend on, among other things, MPU Cayman’s results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the directors deems relevant, as well as MPU Cayman’s ability to pay dividends in compliance with the Cayman Islands law. Under the Cayman Islands law, MPU Cayman is not required to present proposed dividends or distributions to its shareholders for approval or adoption. MPU Cayman may pay dividends in any currency.

The directors are also entitled to issue shares with preferred rights to participate in dividends declared by MPU Cayman. The holders of such preference shares may, depending on their terms, rank senior to the Ordinary Shares with respect to dividends.

Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the company’s articles authorize this and it has the ability to pay its debts as they fall due in the ordinary course of business.

MPU Cayman’s articles of association provide that MPU Cayman may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of shares.

Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

Under MPU Cayman’s articles of association, the directors of MPU Cayman are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders.

In addition, the office of any director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director, (iii) resigns his office by notice in writing to MPU Cayman, (iv) he is prohibited by the law of the Cayman Islands from acting as a Director; (v) he only held office as a Director for a fixed term and such term expires; (vi) he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or without the consent of the other Directors, he absent from meetings of Directors for a continuous period of six months.

Directors may be elected by a resolution of the board of directors, or by an ordinary resolution of the shareholders.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Shareholders of a Cayman Islands exempted company do not have any general rights to inspect or obtain copies of the list of shareholders or corporate records of a company (other than the register of mortgages and charges, any special resolutions passed by such company, and the memorandum and articles of association). Under MPU Cayman’s articles of association, the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of members who are not directors.

The Companies Act requires that the register of mortgages and charges of a corporation be open to inspection by any shareholder or creditor of the company at all reasonable times.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

The Companies Act and MPU Cayman’s articles of association provide that MPU Cayman’s memorandum of association and articles of association may only be amended by passing a special resolution of its shareholders to effect such amendment.

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

MPU Cayman’s articles of association provide that its directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty , in or about the conduct of MPU Cayman’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning MPU Cayman or its affairs in any court whether in the Cayman Islands or elsewhere.

Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Cayman Islands law, in certain circumstances, permits a company to limit the liability of a director to the company. The considerations under Cayman Islands law with regard to the limitation of a director’s liability are similar to those that apply to the enforcement of provisions relating to the indemnification of directors discussed above under “Indemnification of Directors and Officers.” A Cayman Islands court will enforce such a limitation except to the extent that enforcement of the relevant provision may be held to be contrary to public policy.

MPU Cayman’s articles of association provide that no current or former director and officer of the company shall be liable to the company for any loss or damage incurred by the company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through such person’s own dishonesty.

Shareholder Lawsuits	Under Delaware law, a stockholder may bring a derivative action on behalf of the Company to enforce the rights of the Company. An individual also may commence a lawsuit separately or bring a class action suit on behalf of such individual and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may generally institute and maintain such suits only if such person was a stockholder at the time of the transaction which is the subject of the derivative suit or became a stockholder by operation of law from one who was a shareholder at the time of the transaction. Delaware law also requires that the derivative plaintiff must make a demand on the Board of Directors to assert the claim or take suitable actions, and the demand to be refused by the board, before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile (and if futile, the derivative plaintiff must make clear the reasons why such demand would be futile).

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of MPU Cayman. However, the consideration of such suits has been limited. In this regard, the Cayman Islands courts ordinarily would permit a claim to be brought by a minority shareholder, in respect of a cause of action vested in a Cayman Islands company, in the name of and seeking relief on behalf of the company only (1) in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of a company; (2) where the act complained of is illegal or alleged to constitute a fraud against the company or against any minority shareholder; or (3) where the act is beyond the corporate power of the company or otherwise requires approval by a greater percentage of the company’s shareholders than actually approved it; and, in each case, where the act complained of is not capable of subsequent ratification by any majority of the company’s shareholders at a general meeting. The cause of action may be against the director, another person or both.

A shareholder may also be permitted to bring an action in his or her own name against a Cayman Islands company, a director or any other person in respect of any direct loss suffered by such shareholder as a result of any negligence, default, breach of duty or breach of trust. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. A shareholder may also be permitted to bring an action on the basis that the company’s affairs are being, or have been, conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or to some shareholders in particular.

Amendment of Governing Documents.

The Companies Act and MPU Cayman’s articles of association provide that MPU Cayman’s memorandum of association and articles of association may only be amended by passing a special resolution of its shareholders to effect such amendment.

Rights of Non-Resident or Foreign Shareholders.

There are no limitations imposed by foreign law or by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Money Laundering—Cayman Islands.

In order to comply with legislation or regulations aimed at the prevention of money laundering, MPU Cayman may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, MPU Cayman may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

MPU Cayman reserves the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, MPU Cayman may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We will not be liable for any loss suffered by a subscriber arising as a result of a refusal of, or delay in processing, an application from a subscriber if such information and documentation requested have not been provided by the subscriber in a timely manner.

MPU Cayman also reserves the right to refuse to make any redemption payment to a stockholder if directors or officers suspect or are advised that the payment of redemption proceeds to such stockholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares and/or other securities, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

Data Protection — Privacy Notice.

This privacy notice explains the manner in which the Company collects, processes, and maintains personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of the our service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for legitimate interests pursued by the company or by a service provider to whom the data are disclosed or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals, and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfills the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with the requested personal data or subsequently withdraw your consent, you may not be able to invest in our Company or remain invested in our Company as it will affect our ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with MPU Cayman’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling: +1 (345) 946-6283 or by email at info@ombudsman.ky.

Contacting MPU Cayman

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through the address and telephone number of our principal executive office. Our principal website is www.mtmtgroup.com. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

Economic Substance

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the Organization for Economic Cooperation and Development (OECD) as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (Revised) (the “ES Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities”). As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which we need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the ES Act. It is anticipated that our Company will not be engaging in any “relevant activities” other than being a “pure equity holding company” and will therefore only be subject to more limited substance requirements. However, as it is a relatively new regime, it is anticipated that the ES Act will evolve and be subject to further clarification and amendments. Failure to satisfy applicable requirements may subject us to penalties under the ES Act.

Compensation of Directors and Officers

Under Cayman Islands law, MPU Cayman is not required to disclose compensation paid to our senior management on an individual basis and MPU Cayman has not otherwise publicly disclosed this information elsewhere. The executive officers, directors and management of MPU Cayman receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers and members of management based on previously agreed targets for the business. Shares (or the cash equivalent) are awarded under share options.

Cayman Islands Selling Restrictions

This proxy statement/prospectus does not constitute a public offer of the common shares, whether by way of sale or subscription, in the Cayman Islands. The common shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for MPU Cayman.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase Class A Ordinary Shares, preferred shares or debt securities or any combination thereof in the form of a units. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	The title of the warrants;

●	The total number of warrants;

●	The price or prices at which the warrants will be issued;

●	The price or prices at which the warrants may be exercised;

●	The currency or currencies that investors may use to pay for the warrants;

●	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	Whether the warrants will be issued in registered form or bearer form;

●	Information with respect to book-entry procedures, if any;

●	If applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	If applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	If applicable, a discussion of material United States federal income tax considerations;

●	If applicable, the terms of redemption of the warrants;

●	The identity of the warrant agent, if any;

●	The procedures and conditions relating to the exercise of the warrants; and

●	Any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of Class A Ordinary Shares will not have any rights of holders of Class A Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into Class A Ordinary Shares or preferred shares. In no case shall the amount of the debt securities issued under an indenture exceed the aggregate principal amount outstanding at any one time of $10,000,000 during a 36-month period. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act of 1939 (“Trust Indenture Act”) and Rule 4a-1 promulgated thereunder.

We may also issue a series of debt securities under a separate indenture agreement to be entered into between us and an indenture agent. Such indenture agreement, if any, will not be qualified with the SEC pursuant to an exemption. The indenture agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. However, if we are required to register such trust indenture under the Trust Indenture Act, we will pass on the financing under this registration statement.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities;

●	The amount or amounts of the debt securities will be issued and interest rate;

●	The conversion price at which the debt securities may be converted;

●	The date on which the right to exercise the debt securities will commence and the date on which the right will expire;

●	If applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

●	If applicable, a discussion of material United States federal income tax consideration;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the indenture agent, if any;

●	The procedures and conditions relating to the exercise of the debt securities; and

●	Any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of Class A Ordinary Shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A Ordinary Shares, preferred shares, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Share,” “Description of Warrants,” and “Description of Debt Securities” above, will apply to each unit and to each security included in each unit, respectively.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES

MPU Cayman is an exempted company incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of MPU Cayman’s assets are located outside the United States. In addition, a majority of MPU Cayman’s directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon MPU Cayman or these persons, or to bring an action against MPU Cayman or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against MPU Cayman and its officers and directors. MPU Cayman has appointed Cogency Global Inc. as its agent to receive service of process in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against MPU Cayman or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against MPU Cayman or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, (e) is not inconsistent with a Cayman Islands judgment of the same matter, (f) is not impeachable on grounds of fraud, and (g) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

It is our understanding that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against MPU Cayman or the directors or officers of MPU Cayman predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Additionally, it is our understanding that it may be difficult for you to bring an original action against us or against our directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. stockholders, by virtue only of holding our Class A Shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

LEGAL MATTERS

The validity of the Class A Ordinary Shares of MPU Cayman being offered hereby will be passed upon by Ogier, our counsel as to the Cayman Islands laws. Certain legal matters in connection with the U.S. federal laws have been passed upon for the Company by Lewis Brisbois Bisgaard & Smith, LLP.

EXPERTS

Our consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows for ended December 31, 2024 and the related notes included in this prospectus and in the registration statement have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Exchange Act, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.megamatrix.io. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Mega Matrix Inc.

$2,000,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

PROSPECTUS

September 4, 2025

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

MPU Cayman’s articles of association provide that to the extent permitted by law, the Company shall indemnify its existing or former directors and officers and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty , in or about the conduct of MPU Cayman’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal, administrative of investigative proceedings concerning MPU Cayman or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

Indemnification Agreements

MPU Cayman expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including those of its subsidiaries) who had indemnification agreements with MPU immediately before the Redomicile Merger. The MPU Cayman indemnification agreements will be substantially similar to the MPU DE’s existing indemnification agreements and will generally require that MPU Cayman indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with MPU Cayman, any subsidiary of MPU Cayman or another entity where he or she is or was serving at MPU Cayman’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan.

Item 9. Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement
2.1	Agreement and Plan of Merger by and between Mega Matrix Corp. and Mega Matrix Inc. (f/k/a MarsProtocol Inc.), dated December 7, 2022 (Incorporated by reference to Exhibit 2.1 to the MPU DE’s Report on Form 8-K filed with the Commission on December 7, 2022)
2.2	Amended and Restated Agreement and Plan of Merger by and between Mega Matrix Corp. and Mega Matrix Inc. (f/k/a MarsProtocol Inc.), dated April 14, 2023 (Incorporated by reference to Exhibit 2.1 to the MPU DE’s Report on Form 8-K filed with the Commission on April 17, 2023)
4.1*	Form of Warrant Agreement and Warrant Certificate
4.2*	Form of Debt Security
4.3*	Form of Unit Agreement and Unit Certificate
4.4*	Form of Rights, Preferences and Privileges, Preferred Shares
5.1**	Opinion of Ogier
23.1**	Consent of Audit Alliance LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Ogier (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page in Part II of this Registration Statement)
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	File herewith.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 4, 2025.

Mega Matrix Inc.

By:	/s/ Yucheng Hu
Yucheng Hu
Chief Executive Officer (Principal Executive Officer)

Known All Persons By These Presents, that each person whose signature appears below appoints Yucheng Hu and Qin (Carol) Wang, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Yucheng Hu	Chairman of the Board, Chief Executive Officer, and President	September 4, 2025
Yucheng Hu	(Principal Executive Officer)

/s/ Qin (Carol) Wang	Chief Financial Officer	September 4, 2025
Qin (Carol) Wang	(Principal Financial and Accounting Officer)

/s/ Junyi Dai	Director	September 4, 2025
Junyi Dai

/s/ Yaman Demir	Director	September 4, 2025
Yaman Demir

/s/ Siyuan Zhu	Director	September 4, 2025
Siyuan Zhu

/s/ Qin Yao	Director	September 4, 2025
Qin Yao

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Mega Matrix Inc. has signed this registration statement in the City of New York, State of New York, United States, on the September 4, 2025.

Authorized U.S. Representative

Cogency Global Inc.

/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President, on behalf of Cogency Global Inc.